As filed with the Securities and Exchange Commission on January 21, 2020

Registration No. ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7389	42-1770123
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

33 Davis Ave.

Toronto, Ontario, Canada

M4M 2A9

(416) 357-0399

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nadav Elituv

Chief Executive Officer

Two Hands Corporation

33 Davis Ave.

Toronto, Ontario M4M 2A9

Canada

(416) 357-0399

(Name, address and telephone number of agent for service)

With copies to:

 Philip Magri, Esq.

Magri Law, PLLC

2642 NE 9th Ave.

Ft. Lauderdale, FL 33401

(954) 303-8027

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $0.0001 par value per share	2,000,000	(2)	$0.193	(3)	$386,000	$50.10	(4)

(1)	Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.

(2)	Represents shares of common stock, par value $0.0001 per share, of the Registrant offered for resale by Crown Bridge Partners, LLC, a New York limited liability company (the “Selling Stockholder”), which shares are issuable by Two Hands Corporation (the “Company”) pursuant to the Equity Purchase Agreement, dated as of January 20, 2020 (“Equity Line”), between the Company and the Selling Stockholder.
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(3)	This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the shares of common stock registered hereunder, based upon the price of $0.195, which was the average of the high and low prices for the Company’s common share on January 17, 2020, as reported on the OTC Market Group, Inc.’s OTC Pinks tier.

(4)	Computed in accordance with Section 6(b) of the Securities Act.

In accordance with Rule 416(a) under the Securities Act, the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 21, 2020

2,000,000 SHARES OF COMMON STOCK

TWO HANDS CORPORATION

This Prospectus (this “Prospectus”) relates to the offer and sale from time to time of up to 2,000,000 shares of common stock, par value $0.0001, of Two Hands Corporation, a Delaware corporation (the “Company”), by Crown Bridge Partners, LLC, a New York limited liability company (the “Selling Stockholder”).  We are registering the resale of up to 48,286,830 shares of common stock issuable under an equity line in the amount of $5,000,000 (the “Equity Line”) established by the Equity Purchase Agreement, dated as of January 20, 2020 (“Equity Purchase Agreement”), between us and the Selling Stockholder, as more fully described in this Prospectus. The resale of the shares by the Selling Stockholder pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of the shares by the Selling Stockholder. We will, however, receive proceeds from our sale of our shares of common stock under the Equity Line to the Selling Stockholder pursuant to the Equity Purchase Agreement.

The Equity Purchase Agreement provides that Selling Stockholder is committed to purchase up to $5,000,000 (“Maximum Commitment Amount”) of our common stock over the course of its term. The term of the Equity Purchase Agreement commenced on January 20, 2020 and will end on the earlier of (i) the date on which the Selling Stockholder has purchased common stock from us pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) January 20, 2022, or (iii) written notice of termination by us. We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. The 2,000,000 shares of common stock included in this Prospectus represent a portion of the common stock issuable to the Selling Stockholder under the Equity Purchase Agreement.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of common stock being registered pursuant to this Prospectus.

 We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution.”

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Our principal executive offices are located at 33 Davies Avenue, Level 2, Toronto, Ontario M4M 2A9, Canada. Our common stock is currently quoted on the OTC Market Group, Inc.’s OTC Pink tier under the symbol “TWOH.” On January 17, 2020, the last reported sale price of our common stock was $0.18.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 15 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________, 2020.

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You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this Prospectus constitute “forward-looking statements” within the meaning of the within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors,” beginning on page 15 of this Prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this Prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this Prospectus or the date of the document incorporated by reference in this Prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on the information contained in or incorporated by reference in this Prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this Prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this Prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this Prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information.”

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INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this Prospectus. However, this Prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications that we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this Prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this Prospectus.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this Offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Prospectus and the information incorporated by reference into this Prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Unless otherwise indicated, except for our financial statements and the notes thereto, all references to our common stock, share data, per share data and related information have been adjusted to reflect the 1-for-1,000 reverse stock split of the Company’s outstanding common stock on December 10, 2019.

In this Prospectus, unless the context indicates otherwise, “Two Hands Corporation,” the “Company,” “we,” “our,” “ours” or “us” refer to Two Hands Corporation, a Delaware corporation, and its wholly-owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada (“I8 Interactive”).

Overview

Through our operating subsidiary, I8 Interactive, we are engaged in the digital media, application development, secure messaging and an organic hemp-based CBD cultivator and that strives to offer the highest quality CBD extract derivatives to be exported under Two Hands CBD Lab brand described below.

Description of Businesses

The Company is a software application development company that strives to create a complete co-parenting cloud-based solution. The Company is a designer and developer of an innovative co-parenting application. The Company’s flagship product “TwoHandsApp” is the product of years of searching for the ideal solution that will reduce the stress and worries of co-parenting. Our application fulfills our mission and vision that focuses on organization and communication to improve family relationships despite a divorce. “TwoHandsApp” is accessed primarily through the internet which makes it easier to connect to people and manage one or two households at the same time. We have made it possible for the application to be accessed from all types of computing devices and have made it easier to understand even for someone who is not tech savvy.

Applications

In July 2018, we launched our flagship application, TwoHandsApp, available on the internet at www.twohandsapp.com, to ease the worries when it comes to co-parenting after a divorce or separation.

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Our user fees for the application are $14.96 per month, $119.88 per year or $215.76 per two-year period. The application has the following features:

•	Dashboard: A dashboard to see all important information at a glance;
•	Shared Schedule: A shared schedule for keeping track of events and shared visitation;
•	Shared Task Manager: A shared task manager for important tasks;
•	Shared Journal: A shared journal that allows co-parents and others to view events in the child’s life;
•	Expense Log: An expense log to split and share expenses;
•	Messaging: A private messaging module to communicate with others you invite to the application;
•	Photo Library: A photo library that can be shared with others you invite to the application;
•	Time Tracking: Time tracking and reporting of visitation schedules;
•	Secured Storage: Secure storage of Passwords and important information; and
•	GPS: GPS drop off and pick up confirmation through cell phone

Over the course of the next 12 months, we intend to bring the following additional features to market:
•	A platform for family lawyers and mediators;
•	Expanded GEO location services;
•	Expanded messaging services; and
•	Expanded payment system

In February 2019, we launched, a phone application called “Two Hands Gone” which is available on the Apple App Store and Google Play and allows users to send encrypted messages directly from their phone, combining military-grade security, confidentiality and privacy. We currently offer the application for free and have over 1,000 registered users. We are exploring ways to monetize it.

CBD License in Colombia

On January 17, 2019, entered into a binding letter of intent (“LOI”) with Plantro Inc. S.A.S ., a vertically integrated organic hemp-based CBD license holder located in Madrid, Colombia (“Plantro”), to purchase a 100% interest in Plantro’s license to grow hemp from Colombia (“Plantro License”) in consideration for 10 million shares of common stock and a 15% net income royalty fee. Plantro receipt of the Plantro License and the consummation of the Company’s acquisition of the Plantro License is currently subject to the review and results of the Colombian government’s inspection of the test plants and is anticipated to be in the 1st quarter of 2020.

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Should the Company complete a definitive agreement with Plantro (the “Definitive Agreement”), as contemplated by the LOI, the Company anticipates these operations will represent 30% to 50% of its business. Until such time, however, the Company’s focus remains 100% on its software application development and its flagship product, TwoHandsApp.

Our vision is to produce the highest quality, low cost hemp-based oil as it has unlocked the future of health and wellness and be at the forefront. We intend to focus on CBD-based derivatives to take advantage of the greater percentage of the cannabis market focused on health and wellness (70% vs. 30 % THC and recreational).  We feel that this limits our downside with a strong focus towards natural products in the health and wellness consumer category. Moreover, CBD crops do not require as precise growing conditions as they essentially are being extracted to produce a raw material compared to being consumed without refinement. CBD is becoming globally accepted and recognized as a “Super Food” and we believe this is going to continue to gain traction, given its usefulness for inflammation, insomnia, migraines, seizures and more. While THC is still seen as a scheduled narcotic and onerous to import/export. We intend to distribute our high-grade hemp-based oil primarily through Latin America and Australia. Once countries allow for importation, we will expand our reach.

We are currently engaged in building out our infrastructure in concert of receiving a final sign off from Colombia’s justice department and ICA (Ministry of Agriculture). At present, we have built out two greenhouses each 5,000 square feet in size, and a GMP Certified Seed Storage and propagation facility, both have now been approved.  We have submitted our test plants for our Agronomist Evaluation Unit which is where a test harvest is grown, and the results are evaluated by a laboratory for the government to characterize the seeds in their database making them legal to grow a commercial harvest.  We anticipate being into full harvest by the third quarter of 2019.  Our management understands that CBD is a relatively new market and will face price compression as more farms globally come on line.  In anticipation, our goal is to become industrial in size in short order, while maintaining GAP (good agricultural practices) as well as processing at GMP (good manufacturing practice) or EU GMP standards. We feel this high-level care and standard will be a differentiating factor compared to other low-price producers allowing us to charge a premium to its competitors globally. If necessary, the Company is looking to augment its cultivation by exploiting the concept of hiring contract farms to plant and cultivate on behalf of the Company in order to further reduce costs and based on supply requirements.

Our strategy is to be an industrial scale white label supplier of CBD distillate (oil) and isolate (powder) through harvests of industrial hemp which will be used as a base ingredient in either joint ventures with established branded products (e.g., water, gummies, honey, shampoo, pet treats, etc.) to create CBD products or selling the products to contract manufactures to utilize.  We will in turn use the profits from these sales to further expand and develop our cultivation site, by adding greenhouses to increase our supply of extractable plant material.

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Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this Prospectus. These risks include, but are not limited to, the following:

●	our history of losses;

●	our inability to attract sufficient demand for our services and products;

●	our limited visibility into the timing and certainty of future projects;

●	our ability to successfully execute our growth and acquisition strategy and manage effectively our growth;

●	changes in the competitive environment in our industry and the markets we serve, and our ability to compete effectively;

●	our dependence on a strong brand image;

●	our cash needs and the adequacy of our cash flows and earnings;

●	our dependence upon our executive officers, founders and key employees;

●	our ability to attract and retain qualified personnel;

●	the effects of restrictions imposed by our indebtedness on our current and future operations;

●	our reliance on our technology systems, the impact of technological changes and cybersecurity risks;

●	our ability to protect our trademarks or other intellectual property rights;

●	potential litigation from competitors or customers; and

●	the business risks of both domestic U.S. and international operations.

In addition, the report of our independent registered public accounting firm for the two years ended December 31, 2018 contains a statement with respect to substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations and negative cash flows.

General Corporate History

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) was incorporated on April 3, 2009 in the State of Delaware. I8 Interactive Corporation was incorporated under the laws of Canada on February 7, 2014. On December 10, 2019, we effected a 1-for-1,000 reverse stock split of our outstanding common stock. Unless otherwise indicated, except for our financial statements and

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the notes thereto, all references to our common stock, share data, per share data and related information have been adjusted to reflect the 1-for-1,000 reverse stock split.

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The selected historical consolidated financial data for the years ended December 31, 2018 and 2017 and the balance sheet data as of December 31, 2018 and 2017 are derived from the audited financial statements. The selected historical financial data for the nine months ended September 30, 2019 and 2018 and the balance sheet data as of September 30, 2019 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The summary financial data presented below should be read in conjunction with, and are qualified in their entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto included elsewhere in this Prospectus.

	Year Ended December 31, 2018	Year Ended December 31, 2017	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
			(Unaudited)	(Unaudited)
Statement of Operations Data
Total revenues	$390,381	$43,466	$—	$352,788
Total operating expenses	4,889,637	892.549	2,413,793	3,751,131)
Loss from operations	(4,499,256)	(849,083)	(2,413,793)	(3,398,343)
Total other income (expense)	(3,597,152)	(28,784)	(1,394,923)	(2,303,593)
Loss for the period	$(8,096,408)	$(877,867)	$(3,808,716)	$(5,701,936)
Net loss per share, basic and diluted	$(177.18)	$(1,081.12)	$(21.09)	$(504.91)

Balance Sheet Data (at period end)
Cash	$2,729	$18,771	$2,394
Working capital (deficit) (1)	$(312,722)	$(698,400)	$(402,831)
Total assets	$429,774	$20,465	$13,492
Total liabilities	$740,196	$717,171	$1,295,984
Stockholders’ equity (deficit)	$(310,422)	$(696,706)	$(1,282,492)

(1)	Working capital (deficit) represents total current assets less total current liabilities.

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OFFERING SUMMARY

Securities Offered by the Selling Stockholder:	2,000,000 shares of common stock

Common Stock Outstanding before Offering:	6,512,340 shares

Common Stock Outstanding after Offering:	8,267,340 shares, assuming all 2,000,000 shares are sold to the Selling Stockholder under the Equity Line. If we sell less shares of common stock to the Selling Stockholder under the Equity Line, we will have substantially less common stock outstanding after the Offering.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the common stock registered hereunder. We will receive proceeds from our sales of common stock to the Selling Stockholder under the Equity Line. We intend to use such proceeds, if any, as set forth under “Use of Proceeds” beginning on page 33.

Risk Factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholder of a significant amount of shares being registered in this Registration Statement at any given time could cause the market price of our common stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by the Selling Stockholder of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 15.

Trading Symbol:	TWOH

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities, you should give careful consideration to the following risk factors, in addition to the other information included in this Prospectus, including our financial statements and related notes, before deciding whether to invest in our securities. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

As of September 30, 2019, we had cash of $2,394 and total liabilities of $1,295,984. During the nine months ended September 30, 2019, the Company incurred a net loss of $3,808,716 and used cash in operating activities of $403,718, and at September 30, 2019, had a stockholders’ deficit of $1,282,492. We are currently funding our initial operations by way of loans from our Chief Executive Officer and others and through the issuance of common stock in exchange for services. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The Company’s independent registered public accounting firm, in their report on the Company’s financial statements for the year ending December 31, 2018, expressed substantial doubt about the Company’s ability to continue as a going concern.

If we are unable to raise enough capital in this offering or obtain additional financing, we may not be able to fulfill our business plan.

At September 30, 2019, we only had $2,394 cash on hand. To date, we have funded our operations by way of cash advances from our Chief Executive Officer, noteholders, stockholders and others on a “as-needed” basis. As such, our operating capital is currently limited to the personal resources of our Chief Executive Officer, noteholders, stockholders and others. If we unsuccessful at achieving a sufficient amount of net proceeds from this offering, we will continue to rely on loans from our Chief Executive Officer, noteholders, stockholders and others although they are under no obligation to loan any money to us. We may also raise capital in the future by relying on loans from third party lending sources. However, we believe it will be difficult to secure capital in the future because we have no assets to secure debt and there is currently no active trading market for our securities. Our inability to obtain financing or generate sufficient cash from operations could require us to reduce or eliminate expenditures for developing products and services, or otherwise curtail or discontinue our operations, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If we raise additional funds through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of our common stock and the terms of such debt could impose restrictions on our operations.

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Because our principal executive officer, Nadav Elituv, currently devotes only a limited amount of his time to our operations, our business could fail if he is unable or unwilling to devote a sufficient amount of time to our business.

The responsibility of developing our core business, securing the financing necessary to fully execute our business plan and fulfilling the reporting requirements of a public company all fall upon our principal executive officer, Mr. Nadav Elituv. Mr. Elituv presently dedicates approximately 75% of his professional time to Company, or 30 hours per week. In the event Mr. Elituv is unable or unwilling to fulfill any aspect of his duties, we may experience a shortfall or complete lack of revenue resulting in little or no profits and the eventual closure of our business, whereby you may lose your entire investment. The loss of Mr. Elituv would have a material adverse effect on our business.

We may fail to attract, train and retain skilled and qualified employees, which could impair our ability to generate revenue, effectively service our clients and execute our growth strategy.

Our business depends in large part upon our ability to attract and retain sufficient numbers of highly qualified individuals. We compete for such qualified personnel with other companies and such competition is intense. Personnel with the requisites skills and qualifications may be in short supply or generally unavailable. If we are unable to recruit and retain a sufficient number of qualified employees, our ability to maintain and grow our business and to effectively service our clients could be limited and our future revenue and results of operations could be materially and adversely affected. Furthermore, to the extent that we are unable to make necessary permanent hires to appropriately service our clients, we could be required to engage larger numbers of contracted personnel, which could reduce our profit margins.

If we fail to successfully manage our new product development or if we fail to anticipate the issues associated with such development or expansion, our business may suffer.

We have only developed two applications. Our ability to anticipate and manage a variety of issues associated with any new product development or market expansion, such as market acceptance and effective management of our applications and other products. Our business would suffer if we fail to successfully anticipate and manage these issues associated with product development publishing and you may lose all or part of your investment.

If we cannot attract customers we will not generate revenues and our business will fail.

As of the date of this Prospectus, we have not generated any profit. All of our 2018 revenue was derived from brand awareness services we provided for one customer’s products pursuant to an agreement that ended in November 2018. Going forward, we intend to generate revenues from our apps and if approved by the Colombian government, our cannabis license. We may not be able to successfully attract or maintain customers, resulting in our business failing. If our business fails, you will lose all or part of your investment.

We may encounter difficulties managing our planned growth, which would adversely affect our business and could result in increasing costs as well as a decrease in our stock price.

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We intend to establish a customer base and develop new products for them. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base to meet new opportunities. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we cannot effectively manage our growth, our business may be harmed.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Material weaknesses in our internal control over financial reporting may adversely affect our common stock.

As an SEC reporting company, we are subject to the reporting requirements of the Exchange Act and governance requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective disclosure controls and procedures and internal controls and procedures for financial reporting. Section 404 of the Sarbanes-Oxley Act requires that we include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist and may in the future discover areas of our internal control that need improvement. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business and results of operations.

Our success depends to a significant degree on our ability to protect our proprietary technology, methodologies, know-how and our brand. We will rely on a combination of contractual restrictions, and other intellectual property laws and confidentiality procedures to establish and protect our proprietary rights. However, the steps we will take to protect our intellectual property may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology and our business may be harmed. In addition, defending our intellectual property rights might entail significant expense. We may be unable to prevent third parties from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

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As we grow our business, our plan is to enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with other parties. No assurance can be given that these agreements will be effective in controlling access to and distribution of our proprietary information. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our products, impair the functionality of our products, delay introductions of new products, result in our substituting inferior or more costly technologies into our products, or injure our reputation.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in the software industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement of proprietary rights, particularly patent rights, we face a higher risk of being the subject of intellectual property infringement claims. We do not currently have a patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third party that claims that our solution infringes its rights, the litigation could be expensive and could divert our management resources. As of the date of this Prospectus, we have not received any written notice of an infringement claim, invitation to license, or other intellectual property infringement action.

Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

●	Cease selling or using products that incorporate the intellectual property that we allegedly infringe;
●	Make substantial payments for legal fees, settlement payments or other costs or damages;
●	Obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or
●	Redesign the allegedly infringing products to avoid infringement, which could be costly, time-consuming or impossible.

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If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Our failure to protect personal information adequately could have an adverse effect on our business.

A wide variety of provincial, state, national, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data. These data protection and privacy-related laws and regulations are evolving and being tested in courts and may result in ever-increasing regulatory and public scrutiny as well as escalating levels of enforcement and sanctions. Any actual or perceived loss, improper retention or misuse of certain information or alleged violations of laws and regulations relating to privacy, data protection and data security, and any relevant claims, could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing customers and prospective customers), any of which could have an adverse effect on our operations, financial performance, and business. Evolving and changing definitions of personal data and personal information, within the European Union, the United States, and elsewhere, especially relating to classification of IP addresses, machine identification, location data, and other information, may limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. Any perception of privacy or security concerns or an inability to comply with applicable laws, regulations, policies, industry standards, contractual obligations or other legal obligations, even if unfounded, may result in additional cost and liability to us, harm our reputation and inhibit adoption of our products by current and future customers, and adversely affect our business, financial condition, and operating results.

We have implemented and maintain security measures intended to protect personally identifiable information. However, our security measures remain vulnerable to various threats posed by hackers and criminals. If our security measures are overcome and any personally identifiable information that we collect or store becomes subject to unauthorized access, we may be required to comply with costly and burdensome breach notification obligations. We may also be subject to investigations, enforcement actions and private lawsuits. In addition, any data security incident is likely to generate negative publicity and have a negative effect on our business.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;
●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
●	transactions for which the directors derived an improper personal benefit.

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These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these Bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

CBD/Hemp Extract Risk Factors

Our purchase of Plantro’s cannabis license may not be approved.

In January 2019, we entered into an agreement with Plantro Inc. S.A.S., a vertically integrated organic hemp-based CBD license holder located in Madrid, Colombia (“Plantro”), to purchase a 100% interest in Plantro’s license (the “License”) to grow and export cannabis and cannabidiol (“CBD”) derivatives from Colombia in consideration for 10 million (10,000,000) shares of our common stock and a 15% net income royalty fee. The consummation of the Company’s acquisition of Plantro’s license is currently pending the results of the Colombian government’s review of the test plants and is anticipated to be in first quarter of 2020. In the event the Colombian government does not review the test plants in the first quarter of 2020, our agreement with Plantro may be extended. If the Colombian government does not approve of the test plants, we will need to grow another test crop or terminate the deal.

Our CBD initiative is in its early stages and may not materialize or develop as planned due to business and regulatory factors.

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Our CBD line of business is in its early stages, and my not materialize or develop as planned due a myriad of business and regulatory factors. For example, many companies are entering the CBD space and competition for market share and acceptance of new products we will be significant. Many details concerning our planned launch remain under development and the pilot test may not be as successful as planned.

Negative press from having a hemp or cannabis-related line of business could have a material adverse effect on our business, financial condition, and results of operations.

There is a misconception that hemp and marijuana, which both belong to the cannabis family, are the same thing, but industrial hemp is roughly defined as a cannabis plant with not more than 0.3 percent THC content on a dry-weight basis. Any hemp oil or hemp derivative we use will comport with this definition of less than 0.3% THC. Despite this, we may still receive negative attention from the press, business clients, or partners, grounded in these broad misconceptions, and this in turn can materially adversely affect our business.

Possible yet unanticipated changes in federal law could cause our products which include cannabis/industrial hemp CBD extracts to be illegal, or could otherwise prohibit, limit or restrict our business and products, forcing us to abandon our business activities or reduce our financial prospects.

The move toward ending hemp prohibition and the re-emergence of a hemp economy began with the 2014 Farm Bill, which provided states with opportunities to create pilot programs for hemp research. The Agricultural Improvement Act of 2018 (“2018 Bill”) was signed into law at the end of December 2018 and expands on the 2014 Farm Bill. The 2018 Bill removes “hemp” from the definition of “Marijuana” in the Controlled Substances Act, decriminalizes the plant and its components, and as a result, transfers oversight of the cultivation and sale of the crop from the Drug Enforcement Administration to the Department of Agriculture. The net result of the 2018 Bill’s passage is that farmers and entrepreneurs gain several significant benefits, in addition to ending the uncertainty of criminal exposure for growing, processing or selling hemp:

●	federal licensing for farmers wishing to grow hemp in states that don’t have a pilot program;

●	clarification that interstate commerce in hemp is permitted;

●	placing oversight of hemp with the USDA; and

●	including hemp in the Federal Crop Insurance Act.

These provisions will go a long way toward helping the industry by clarifying existing gray areas of law, creating certainty around transport and interstate sale, and normalizing hemp as an industrial crop. However, there can be no assurance that Federal laws ending hemp prohibition will not be modified or repealed. In the event of either repeal of Federal regulations, or of amendments thereto which are averse to our business and products, we may be required to cease operations or restrict or limit our products or the distribution thereof, which could be expected to have adverse consequences to our business, operations, revenues and profitability, in which event you may lose your entire investment.

Sources of our key ingredient, CBD extracts from cannabis/industrial hemp plants depend upon legality of cultivation, processing, marketing and sales of products derived from those plants.

Our key ingredient is CBD extracts derived from cannabis/industrial hemp plants. CBD may be legally produced in states which have laws and regulations that qualify under 7 US Code §5940 for implementation of “agricultural pilot programs to study the growth, cultivation or marketing of industrial hemp”, apart from state laws legalizing and regulating medical and recreational cannabis or marijuana which remains illegal under federal law. In addition, federal licensing for farmers wishing to grow hemp in states that don’t have a pilot program is now available as a result of the 2018 Bill. Currently, we intend to utilize our purchased license to grow and manufacture CBD products in Colombia. However, if we were required to find new sources of raw ingredients and were unsuccessful in arranging any new sources of supply of our raw ingredients, or if our raw ingredients were to become legally unavailable, our business and operations could be limited, restricted or entirely prohibited, which could be expected to have adverse consequences to our business, operations, revenues and profitability, in which event you may lose your entire investment.

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We may have difficulty accessing the service of banks which may make it difficult for us to operate.

Many banks have not historically accepted deposits from and credit card processors will not clear transactions for businesses involved with the broadly defined cannabis industry, notwithstanding the legality of cannabis/industrial hemp derived products. While the 2018 Bill is expected to alleviate this hindrance, we may still have difficulty finding a bank and credit card processor willing to accept our business. The inability to open or maintain bank accounts or accept credit card payments from customers could be expected to cause us difficulty processing transactions in the ordinary course of business, including paying suppliers, employees and landlords, which could have a significant negative effect on our operations and your investment in our common stock.

Risks Related to this Offering and Our Common Stock

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Certificate of Incorporation authorizes the Board of Directors to issue up to 3 billion shares of common stock and up to 1 million shares of “blank check” preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment, and the new securities may have rights, preferences and privileges senior to those of our common stock.

Substantial sales of our stock may impact the market price of our common stock.

Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced, and the price of our common stock may fall.

Our common stock is thinly traded, and investors may be unable to sell some or all of their shares at the price they would like, or at all, and sales of large blocks of shares may depress the price of our common stock.

Our common stock has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing shares of our common stock at prevailing prices at any given time may be relatively small or nonexistent. As a consequence, there may be periods of several days or more when trading activity in shares of our common stock is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.

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This could lead to wide fluctuations in our share price. Investors may be unable to sell their common stock at or above their purchase price, which may result in substantial losses. Also, as a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of shares of our common stock in either direction. The price of shares of our common stock could, for example, decline precipitously in the event a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price.

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our stockholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell such shares.

“Penny stock” rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our shares.

Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

The Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

 Our control stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

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Our control stockholders currently own or control approximately 93.12% of the voting power of the Company. As a result of this ownership, they possess and can continue to possess significant influence over our Board of Directors and corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. In the event we do not sell a sufficient number of shares in this Offering, they will continue to own a significant portion of our outstanding common stock and may have significant influence on our Company.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our common stock could be negatively affected.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;
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●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock and/or warrants. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants, regardless of our actual operating performance.

The issuance of a large number of shares of our common stock could significantly dilute existing stockholders and negatively impact the market price of our common stock.

On January 20, 2020 (“Effective Date”), the Company entered into an Equity Purchase Agreement, dated as of January 20, 2020, with Crown Bridge Partners, LLC, a New York limited liability company (“Selling Stockholder”) providing that, upon the terms and subject to the conditions thereof, Selling Stockholder is committed to purchase, on an unconditional basis, shares of common stock (“Put Shares”) at an aggregate price of up to $5,000,000 over the course of its term. Pursuant to the terms of the equity purchase agreement, the purchase price for each of the Put Shares equals 82% of the lesser of the (i) “Market Price,” which is defined as the lowest traded price for any trading day during the ten (10) trading days immediately preceding the respective Put Date, or (ii) “Valuation Price,” which is defined as the lowest traded price during the seven trading days following the clearing date associated with the applicable put notice (“Put Notice”). As a result, if we sell shares of common stock under the equity purchase agreement, we will be issuing common stock at below market prices, which could cause the market price of our common stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant. In general, we are unlikely to sell shares of common stock under the Equity Purchase Agreement at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

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The Selling Stockholder may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

Pursuant to the Equity Purchase Agreement, we are prohibited from delivering a Put Notice to the Selling Stockholder to the extent that the issuance of shares would cause the Selling Stockholder to beneficially own more than 4.99% of our then-outstanding shares of common stock. These restrictions; however, do not prevent the Selling Stockholder from selling shares of common stock received in connection with the Equity Line and then receiving additional shares of common stock in connection with a subsequent issuance. In this way, the Selling Stockholder could sell more than 4.99% of the outstanding shares of common stock in a relatively short time frame while never holding more than 4.99% at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of common stock. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Stockholder of the shares issued under the Equity Line.

Certain provisions of the General Corporation Law of the State of Delaware may have anti-takeover effects, which may make an acquisition of our company by another company more difficult.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

Provisions of our Certificate of Incorporation and Bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our Certificate of Incorporation and our Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. Further, our certificate of incorporation, as amended, authorize the issuance of up to 1,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

DESCRIPTION OF BUSINESS

Historical Development

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) was incorporated on April 3, 2009 in the State of Delaware.

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Our Business

The Company’s common stock is quoted on the OTC Market’s Pinks tier under the symbol “TWOH.”

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) (the “Company”) was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31.

We are in the business of building brand awareness campaigns for clients and their products. The Company provides assistance in building brand awareness for the products it sells through its internet website, out-of-home, mobile, online and other media outlets as required. Additionally, the Company develops the creative media to support the client’s media buys. The Company also assists clients in developing and assisting in matters of developing brand strategies and discussions pertaining thereof. The Company executes and/or oversee the research, planning, pricing, creative development, tracking and deployment of all online and out-of-home advertising projects needed to promote client products and services.

Over the past few years we have leveraged our relationship with our product development team of programmers and designers to implement our vision for building a state-of-the-art co-parenting application.

The Two Hands Application launched on July 25, 2018.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

Our vision is to produce the highest quality, low cost hemp-based oil as it has unlocked the future of health and wellness and be at the forefront.

The operations of the business are carried on by a 100% owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada.

Research and Development

We incurred research and development costs of $361,200 during the fiscal year ended December 31, 2018 for the development of the Two Hands gone application, a new encrypted messaging app which was launched on February 20, 2019. We did not incur any research and development costs during the fiscal year ended December 31, 2017.

Customers

We intend to market our services via trade and industry publications as well as internet marketing efforts. Many products developed are new and innovative that requires public recognition to realize potential. Where possible we plan to merge our efforts for both design and publishing to maximize our opportunities.

Competition

We compete with other software developers and systems integrators who offer one or more services competitive with the service we intend to sell. The co-parenting application technology is competitive, characterized by the frequent introduction of new products and includes numerous domestic and foreign competitors, some of which are substantially larger and have greater financial and other resources than we do. We compete principally on the basis of offering quality products. Our competition includes:

•	2Houses
•	Our Family Wizard
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•	Coparently
•	Custody X Change
•	Custody Junction

Product Development

The Two Hands co-parenting Application launched on July 25, 2018.  We have continued to work on building a mobile version in addition to our responsive web application of our co-operating platform and expect to launch that in the summer of 2019.  We recently launched our Two Hands Gone Application, an encrypted private messaging application that can be downloaded from either the apple app store or Google play store.  We are continuing to develop both applications adding new features and capabilities.

Applications Development

We are a custom application development company that strives to create complete solutions. Our ultimate goal is to provide quality products that are innovative and meet and exceed the needs of our customers.

In July 2018, we launched our flagship application, TwoHandsApp, to ease the worries when it comes to co-parenting after a divorce or separation. Our user fees for the application are $14.96 per month, $119.88 per year or $215.76 per two-year period. The application has the following features:

•	Dashboard: A dashboard to see all important information at a glance;
•	Shared Schedule: A shared schedule for keeping track of events and shared visitation;
•	Shared Task Manager: A shared task manager for important tasks;
•	Shared Journal: A shared journal that allows co-parents and others to view events in the child’s life;
•	Expense Log: An expense log to split and share expenses;
•	Messaging: A private messaging module to communicate with others you invite to the application;
•	Photo Library: A photo library that can be shared with others you invite to the application;
•	Time Tracking: Time tracking and reporting of visitation schedules;
•	Secured Storage: Secure storage of Passwords and important information; and
•	GPS: GPS drop off and pick up confirmation through cell phone

Over the course of the next 12 months, the Company intends to bring the following additional features to market:

•	A platform for family lawyers and mediators;
•	Expanded GEO location services;
•	Expanded messaging services; and
•	Expanded payment system
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In February 2019, we launched, a phone application called “Two Hands Gone” which is available on the Apple App Store or Google Play and allows users to send encrypted messages right from their phone, combining military-grade security, confidentiality and privacy. We currently offer the application for free and have over 300 registered users. We are exploring way to monetize it.

Manufacturing and Product Sourcing

Most supplies used in the manufacturing process are readily available from any number of local and international suppliers, at competitive prices. Delivery of product will vary depending on source and quantity required.

Colombian Cannabis License

On January 17, 2019, the Company entered into an agreement to purchase a 100% interest in the Colombian License held by Plantro Inc. S.A.S. The transaction is subject to the Company’s satisfaction that it can acquire the license free and clear of all encumbrances, completion of due diligence, receipt of any third-party consents and there being no material adverse change in the License. The Company has agreed to issue ten million (10,000,000) restricted shares of its common stock and pay a royalty of 15% of net income, calculated in accordance with US GAAP, earned from the License to Plantro Inc. S.A.S. The consummation of the Company’s acquisition of Plantro’s license is currently pending the results of the Colombian government’s review of the test plants and is anticipated to be in second quarter of 2019.

Our Cannabis Strategy

Our vision is to produce the highest quality, low cost hemp-based oil as it has unlocked the future of health and wellness and be at the forefront.

We intend to focus on CBD-based derivatives to take advantage of the greater percentage of the cannabis market focused on health and wellness (70% vs. 30 % THC and recreational).  We feel that this limits our downside with a strong focus towards natural products in the health and wellness consumer category. Moreover, CBD crops do not require as precise growing conditions as they essentially are being extracted to produce a raw material compared to being consumed without refinement. CBD is becoming globally accepted and recognized as a “Super Food” and we believe this is going to continue to gain traction, given its usefulness for inflammation, insomnia, migraines, seizures and more. While THC is still seen as a scheduled narcotic and onerous to import/export. We intend to distribute our high-grade hemp-based oil primarily through Latin America and Australia. Once countries allow for importation, we will expand our reach.

Our strategy is to be an industrial scale white label supplier of CBD distillate (oil) and isolate (powder) through harvests of industrial hemp which will be used as a base ingredient in either joint ventures with established branded products (e.g., water, gummies, honey, shampoo, pet treats, etc.) to create CBD products or selling the products to contract manufactures to utilize.  We will in turn use the profits from these sales to further expand and develop our cultivation site, by adding greenhouses to increase our supply of extractable plant material.

U.S. Government Regulations

On December 12, 2018, Congress passed the 2018 Farm Bill (the “Agriculture Improvement Act of 2018” or the “Bill”), which includes provisions that exempt Cannabis plants with lower than 0.3% THC content (also called “Hemp”) from the Controlled Substances Act (CSA). Once signed into law, the Farm Bill effectively legalizes the production, commercialization, and interstate shipment and sale of hemp and hemp-derived products like cannabidiol or “CBD”. Each state (including Indian Tribes and U.S. Territories) will eventually be able to regulate hemp production like any other agricultural commodity, as long as the U.S. Department of Agriculture (USDA) approves its plan to monitor and regulate the plant’s production.

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Hemp production and sale in a U.S. state will not be lawful until a U.S. state receives approval from the USDA of its plan to regulate hemp. To be approved, a state’s plan must establish (i) a mechanism for tracking and maintaining information regarding land where hemp is produced in the state; (ii) a procedure for testing THC content; (iii) a procedure for disposing of plants and products produced in violation of the Bill; (iv) enforcement procedures for complying with the Bill; (v) a procedure for conducting random, annual inspections of hemp producers within the state; (vi) a procedure for submitting required information to the USDA; and (vii) certification that the state has the resources and personnel to carry out the plan. Once submitted, the Department will have 60 days to approve or deny the state’s plan. If the state’s plan complies with all of the requirements listed, the USDA must approve the plan. If not, the state may amend its plan to comply with the requirements, or it will be unlawful to produce hemp in that state.

The USDA will develop a plan to issue licenses to hemp producers in states with approved plans—licenses will be required in order to lawfully produce and sell hemp and its derivatives. The Bill also provides a mechanism by which licensed hemp producers who grow cannabis plants that exceed the THC limitation of 0.3% can submit a plan to correct the violation, rather than being charged with a crime or losing their license.

Licenses and Regulatory Framework in Colombia

In 2016, Colombia’s Congress adopted Law 1787 with the purpose of creating a regulatory framework allowing the safe and informed access to medical and scientific use of cannabis and its derivatives within the Colombian territory. Law 1787 granted authority to the Colombian Government to control and regulate the activities of cultivation, processing, fabrication, acquisition, import, export, transport and commercialization of cannabis and its derivatives for medicinal and scientific purposes. Law 1787 amended articles 375, 376 and 377 of the Colombian Criminal Code to remove sanctions against the medical and scientific use of cannabis used under a license duly granted by the relevant authorities according to Colombian laws. This amendment was required given that the Colombian Criminal Code expressly provided a general prohibition to the cultivation, conservation or financing of marijuana plantations among other related activities. Based on Law 1787 of 2016, the Colombian Government-issued Decree 613 of 2017, whereby it defined the different types of licenses that may be granted in respect of permissible activities related to medical cannabis including: (i) cultivation of psychoactive cannabis plants, (ii) cultivation of non-psychoactive cannabis plants, (iii) use of seeds for planting and (iv) manufacturing of cannabis derivatives. Decree 613 also sets out the requirements and criteria for the assignment of quotas for cultivation of psychoactive cannabis plants and manufacturing of cannabis derivatives in favor of holders of licenses and other related activities including the main obligations to be complied with by the licensees.

The administration of the law and its related regulations is overseen by several governmental bodies including the Ministry of Health and Social Protection (the “Colombia Ministry of Health”), the Ministry of Justice and Law (the “Colombia Ministry of Justice”), and the National Narcotics Fund. The Colombia Ministry of Health is the entity responsible for granting licenses for the production of cannabis derivatives, while the Colombia Ministry of Justice is the entity responsible for granting licenses for the use of seeds for planting, cultivation of psychoactive cannabis plants, and cultivation of non-psychoactive cannabis plants. In addition, the Colombian Agricultural Institute (“ICA”) is the entity regulating the registration, protection and use of cannabis seeds, and the National Institute for Medicines and Food Overseeing (“Invima”) is the entity overseeing the production of medicines for human consumption.

The Colombia Ministry of Justice established three resolutions, namely:

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(i)	Resolution No. 577 of 2017 setting forth the rules for the supervision and monitoring of the licenses for the (a) sowing of cannabis seeds; (b) cultivation of psychoactive cannabis plants; and (c) cultivation of non-psychoactive cannabis plants. Resolution 577 also regulates the basis upon which a license may be amended, the security protocol in harvest areas, and the production and manufacturing quotas;

(ii)	Resolution No. 578 of 2017, setting the tariffs applicable to the different processes concerning the cannabis licenses, such as applications, modifications, extraordinary authorizations, and allocation of additional production and manufacturing quotas. These tariffs were updated by the Colombia Ministry of Justice by regulations dated January 2, 2019; and

(iii)	Resolution No. 579 of 2017, defining that small and medium licensed growers are those who grow or cultivate cannabis in an area of 0.5 hectares or less. In an effort to ensure the sustainability of small-scale growers, holders of cannabis derivative production licenses, except in the research modality, are required to process at least 10% of their assigned annual cannabis quota from a small or medium licensed grower.

In addition, the Colombia Ministry of Health issued Resolution No. 2891 of 2017 and Resolution No. 2892 of 2017. Resolution No. 2891 establishes the tariff manual for evaluation, monitoring and control applicable to licenses for the manufacture of cannabis derivatives for medicinal and scientific use. Resolution No. 2892 sets out technical regulations for the granting of the license to manufacture cannabis by-products, including additional obligations of the licensee, grounds for modification of the license, and rules related to the production and manufacturing quotas.

The first licenses were issued in Colombia in 2016 (under the prior applicable legal regime set forth in Decree 2467 of 2015). As of November 22, 2018, 170 licenses have been issued by the Colombia Ministry of Justice for the cultivation of psychoactive and non-psychoactive plants, as well as for the use of seeds. As of January 28, 2019, 84 licenses have been issued by the Colombia Ministry of Health for the manufacturing of cannabis derivatives. Colombia’s Congress has not indicated any intention of considering the legalization of adult-use cannabis at this time.

Financing Transaction Related to the Offering

The Equity Line

On January 20, 2020 (the “Effective Date”), the Company entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Crown Bridge Partners, LLC (“Selling Stockholder”), dated as of January 20, 2020, pursuant to which, upon the terms and subject to the conditions thereof, the Selling Stockholder is committed to purchase shares of the Company’s common stock (the “Put Shares”) at an aggregate price of up to $5,000,000 (the “Maximum Commitment Amount”) over the course of its term. The term of the Equity Purchase Agreement commenced on the Effective Date and will end on the earlier of (i) the date on which the Selling Stockholder has purchased Put Shares pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) January 20, 2022, or (iii) written notice of termination by the Company.

From time to time over the term of the Equity Purchase Agreement, commencing on the date on which a registration statement registering the Put Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide the Selling Stockholder with a put notice (each a “Put Notice”) to purchase a specified number of the Put Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Equity Purchase Agreement. Upon delivery of a Put Notice, the Company must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (DWAC) shares to Selling Stockholder within two trading days.

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The actual amount of proceeds the Company receives pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Put Shares equals 82% of the lesser of the (i) “Market Price,” which is defined as the lowest traded price for any trading day during the 10 trading days immediately preceding the respective date of the put, or (ii) “Valuation Price,” which is defined as the lowest traded price during the seven trading days following the clearing date associated with the applicable Put Notice. Within four trading days following the end of the valuation periods, the Buyer will deliver the Put Amount to the Company via wire transfer.

The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $10,000 and cannot exceed the lesser of (i) $175,000, and (ii) 200% of the average daily trading value of the common stock in the 10 trading days immediately preceding the Put Notice.

In order to deliver a Put Notice, certain conditions set forth in the Equity Purchase Agreement must be met, as provided therein. In addition, the Company is prohibited from delivering a Put Notice if: (i) the sale of Put Shares pursuant to such Put Notice would cause the Company to issue and sell to Selling Stockholder, or Selling Stockholder to acquire or purchase,  a number of shares of the Company’s common stock that, when aggregated with all shares of common stock purchased by Selling Stockholder pursuant to all prior Put Notices issued under the Equity Purchase Agreement, would exceed the Maximum Commitment Amount; or (ii) the issuance of the Commitment Shares pursuant to a request for the Commitment Shares would cause the Company to issue and sell to Selling Stockholder, or Selling Stockholder to acquire or purchase, an aggregate number of shares of common stock that would result in Selling Stockholder beneficially owning more than 4.99% of the issued and outstanding shares of the Company’s common stock.

Registration Rights Agreement

On the Effective Date, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Selling Stockholder pursuant to which the Company is obligated to file the Registration Statement to register the resale of the Commitment Shares and Put Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within 45 calendar days from the Effective Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Put Shares have been sold thereunder or pursuant to Rule 144.

Employees

As of January 20, 2020, we had two employee, Nadav Elituv, the Chief Executive Officer and Board member of the Company and Steven Gryfe, our Chief Financial Officer. We believe that our relations with our employee is good. All other services to the Company are provided by contractors who are primarily paid with stock-based compensation. Personnel will be added on an as-needed basis and based on available funds.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general] claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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DESCRIPTION OF PROPERTY

Our executive offices are located at 33 Davies Ave, Toronto, Ontario, Canada M4M 2A9. We are provided this office space free of charge by our Chief Executive Officer.

Upon our purchase of the Lease from Plantro, Plantro will assign that certain lease agreement, dated October 16, 2018, to us for 100,000 square meters (approximately 24.7 acres or 10 hectares) located in the center of Bogota Savannah in Madrid, Colombia. Our sublease will begin once we start growing hemp and will be a month-to-month lease for a rent $2,500 per month for the first 12 months and increased each year thereafter in correlation to the increase in the Consumer Price Index (CPI).

We believe that these facilities are adequate for our current and near-term future needs.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder.  We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder in this Offering.  The proceeds from the sales will belong to the Selling Stockholder.  However, we will receive proceeds from the sale of the Put Shares to the Selling Stockholder pursuant to the Equity Purchase Agreement.

We intend to use the proceeds that we may receive from the sale of Put Shares for general corporate purposes and working capital requirements. There can be no assurance that we will sell any of the Put Shares.

We cannot provide any assurance that we will be able to draw down any or all of the Maximum Commitment Amount, such that the proceeds received would be a source of financing for us.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading Price History

Our shares of common stock have traded over the counter and has been quoted on the OTCBB since February 17, 2011. The stock currently trades under the symbol "TWOH.OB." The following table sets forth the monthly high and low bid prices for our shares of common stock for the last twelve (12) months, so far as information is reported, as quoted on the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

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2018	High (USD$)	Low (USD$)	Volume
December	130.00	51.00	738
2019
January	160.00	90.00	1,591
February	129.90	65.00	1,646
March	85.00	65.00	598
April	183.80	56.00	13,399
May	59.90	45.00	4,095
June	77.00	44.00	7,323
July	65.00	39.00	19,635
August	39.00	21.00	14,290
September	33.00	3.00	53,719
October	3.10	0.90	119,085
November	0.90	0.30	318,648
December	0.75	0.11	137,260
2019
January(1)	0.20	0.075	463,630

Notes:

(1)	From January 1, 2020 to January 20, 2020.

Shareholders of Record

As of January 20, 2020, there were 48 stockholders of record, not including holders who hold their shares in street name.

Dividends

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our common stock on the expectation of future dividends.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Business Overview

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) (the "Company") was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31.

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From inception (April 3, 2009) until June 30, 2014 our business was a product development firm creating products designed, prototyped and produced in numerous industries including consumer and household goods, office products, furniture, and toys.

On March 1, 2012 the Company entered into a license agreement with Szar International, Inc. (dba Cigar & Spirits Magazine) (“Cigar & Spirits”). The agreement granted the Company the right to market the products of Cigar & Spirits including but not limited to the sales, promotion, and advertising vehicles of the Magazine. On July 8, 2013, The Company received written notice that Cigar & Spirits will cancel the license agreement on August 1, 2013.

Since July 1, 2014, our business is a research and product development firm. Over the past few years we have specialized in computer vision and gesture recognition technologies. We have leveraged our relationship with our product development team of programmers and designers to implement our vision for building a state-of-the-art co-parenting application.

The Two Hands Application launched on July 25, 2018.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

The Company is also in the business of assisting clients in developing brand strategies. The Company executes and/or oversees the research, planning, pricing, creative development, tracking and deployment of all digital advertising projects needed to promote client products and services.

The operations of the business are carried on by a 100% owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada.

Management's Plan of Operation

We strive to create a complete co-parenting solution. It is our ultimate goal to improve the lives of families especially the lives of children that are affected by a divorce.

“Two Hands” is the product of years of searching for the ideal solution that will reduce the stress and worries of co-parenting. Our application fulfills our mission and vision that focuses on organization and communication to improve family relationships despite a divorce.

We would like to be recognized as the company that improves family relationships and improved organization and communication between family members.

Our mission is to equip parents with the best tools to be able to communicate with each other in a divorced or separated household. “Two Hands App” began as an idea to help ease the worries of parents when it comes to co-parenting after a divorce or a separation.

A personal experience has led the creator of the app to come up with a better solution that uses the internet foremost to provide better communication and organization between divorced parties.

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After years of collaborating with fellow parents and co-parents, and through the help of our designers and programmers, “Two Hands App” was conceived. It has all the important features that any parent, co-parent or caregiver would ever need to deal with any kind of activity concerning children. “Two Hands App” focuses on reducing the stress of parents and their children.

“Two Hands App” is accessed primarily through the internet which makes it easier to connect to people and manage one or two households at the same time. We have made it possible for the application to be accessed from all kinds of devices and have made it easier to understand even for someone who is not tech savvy.

Our team of designers and developers understand that along with constant changes in technology, the lives of families and children are also changing as well. There is no doubt that we keep abreast with life’s constant changes to provide the best service for co-parents everywhere.

The Two Hands Application launched on July 25, 2018 and currently has approximately 13,000 pre-registered users. We are on-boarding the pre-registered users and new customers.  We continue to further refine the Application for direct use by family law professionals and mediators.

Our user fees for the Two Hands Application are $14.96 per month or $119.88 per year or $215.76 per two-year period. We anticipate earning revenue as users finish their initial 14 free trial period.

“Two Hands App” is under development. Our team of designers and developers understand that along with constant changes in technology, the lives of families and children are also changing as well. There is no doubt that we keep abreast with life’s constant changes to provide the best service for co-parents everywhere.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

Colombian Cannabis License

On January 17, 2019, the Company entered into an agreement to purchase a 100% interest in the Colombian License held by Plantro Inc S.A.S. The transaction is subject to the Company’s satisfaction that it can acquire the License free and clear of all encumbrances, completion of due diligence, receipt of any third-party consents and there being no material adverse change in the License. The Company has agreed to issue ten million (10,000,000) restricted shares of its common stock and pay a royalty of 15% of net income, calculated in accordance with US GAAP, earned from the License to Plantro Inc S.A.S. The transaction was originally expected to close on February 15, 2019. On February 27, 2019, the Company announced the closing of the transaction was extended to the week of April 4, 2019 to satisfy the conditions placed on Plantro Inc S.A.S. We currently believe that the transaction will close by the end of the first quarter of 2020.

Our Cannabis Strategy

Our vision is to produce the highest quality, low cost hemp-based oil as it has unlocked the future of health and wellness and be at the forefront.

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We intend to focus on CBD-based derivatives to take advantage of the greater percentage of the cannabis market focused on health and wellness (70% vs. 30 % THC and recreational).  We feel that this limits our downside with a strong focus towards natural products in the health and wellness consumer category. Moreover, CBD crops do not require as precise growing conditions as they essentially are being extracted to produce a raw material compared to being consumed without refinement. CBD is becoming globally accepted and recognized as a “Super Food” and we believe this is going to continue to gain traction, given its usefulness for inflammation, insomnia, migraines, seizures and more. While THC is still seen as a scheduled narcotic and onerous to import/export. We intend to distribute our high-grade hemp-based oil primarily through Latin America and Australia. Once countries allow for importation we will expand our reach.

We are currently engaged in building out our infrastructure in concert of receiving final sign off from Colombia’s justice department and ICA (Ministry of Agriculture). At present, we have built out two greenhouses each 5,000 square feet in size, and a GMP Certified Seed Storage and propagation facility both have been approved.  We have submitted test plants for our Agronomist Evaluation Unit which is where a test harvest is grown and the results are evaluated by a laboratory for the government to characterize the seeds in their database making them legal to grow a commercial harvest.  We anticipate being into full harvest by the third quarter of 2019.  Our management understands that CBD is a relatively new market and will face price compression as more farms globally come on line.  In anticipation, our goal is to become industrial in size in short order, while maintaining GAP (good agricultural practices) as well as processing at GMP (good manufacturing practice) or EU GMP standards. We feel this high level care and standard will be a differentiating factor compared to other low price producers allowing us to charge a premium to its competitors globally. If necessary, the Company is looking to augment its cultivation by exploiting the concept of hiring contract farms to plant and cultivate on behalf of the Company in order to further reduce costs and based on supply requirements.

Our strategy is to be an industrial scale white label supplier of CBD distillate (oil) and isolate (powder) through harvests of industrial hemp which will be used as a base ingredient in either joint ventures with established branded products (e.g., water, gummies, honey, shampoo, pet treats, etc.) to create CBD products or selling the products to contract manufactures to utilize.  We will in turn use the profits from these sales to further expand and develop our cultivation site, by adding greenhouses to increase our supply of extractable plant material.

Results of Operations

Fiscal Year Ended December 31, 2018 Compared to Fiscal Year Ended December 31, 2017.

Revenues

Our revenue for the year ended December 31, 2018 was $390,381, compared to $43,466 for the year ended December 31, 2017. The increase in revenue was due to services provided for brand awareness campaigns for a client and their products. During the year ended December 31, 2018, 100% of revenue was earned from one customer. The contract with the customer ended in November 2018.

Operating Expenses

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Our general and administrative expense for the years ended December 31, 2018 was $4,889,637, compared to $892,549 for the year ended December 31, 2017, respectively. The increase in general and administrative expense is primarily due to an increase in consulting, salary, investor relations, professional and travel. Included in general and administrative expense for the year ended December 31, 2018 is salary expense of $75,600 for our Chief Executive Officer.

General and administrative expense includes:

1)

Stock-based compensation – services for the year ended December 31, 2018 and 2017 which comprises of 58,000 and 0 shares of common stock valued at $1,745,800 ($30.10 per share) and $0, respectively, for consulting services and director fees.

2)	Stock-based compensation – salaries for the year ended December 31, 2018 and 2017 which comprises of 20,000 and 0 shares of common stock valued at $602,000 ($30.10 per share) and $0, respectively for salaries to our Chief Executive Officer. Also, included in general and administrative expenses are shares to be issued for the year ended December 31, 2018 and 2017 valued at $808,174 and $463,750, respectively, for salaries to our Chief Executive Officer.

Research and Development

Research and development costs of $361,200 were incurred during 2018 for the development of the Two Hands gone application, a new encrypted messaging app which was launched on February 20, 2019.

Other Income (Expense)

Interest expense for the year ended December 31, 2018 was $108,752, compared to $28,784 for the year ended December 31, 2017. The increase in interest expense is primarily due to the issuance of five non-redeemable convertible notes on January 1, 2018, January 8, 2018, April 12, 2018, May 10, 2018 and September 13, 2018 with a total issue price of $378,995.

On February 7, 2018, the Company elected to convert $2,000 of principal and interest of a non-redeemable convertible note into 40 shares of common stock of the Company resulting in a loss on settlement of debt of $150,000.

On May 22, 2018, the Company elected to convert $2,600 of principal and interest of a non-redeemable convertible note into 52 shares of common stock of the Company resulting in a loss on settlement of debt of $114,400.

On May 22, 2018, the Company elected to convert $120,000 of principal and interest of a non-redeemable convertible note into 80 shares of common stock of the Company resulting in a loss on settlement of debt of $60,000.

On September 10, 2018, the Company elected to convert $1,100 of principal and interest of a non-redeemable convertible note into 11,000 shares of common stock of the Company resulting in a loss on settlement of debt of $330,000.

On September 10, 2018, the Company elected to convert $36,000 of principal and interest of a non-redeemable convertible note into 12,000 shares of common stock of the Company resulting in a loss on settlement of debt of $325,200.

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On September 25, 2018, the Company elected to convert $500 of principal and interest of a non-redeemable convertible note into 5,000 shares of common stock of the Company resulting in a loss on settlement of debt of $1,249,500.

On November 27, 2018, the Company elected to convert $700 of principal and interest of a non-redeemable convertible note into 7,000 shares of common stock of the Company resulting in a loss on settlement of debt of $1,259,300.

Net Income/Loss

Our net loss for the year ended December 31, 2018 was $8,096,408, compared to $877,867 for the year ended December 31, 2017, respectively. Our losses during the years ended December 31, 2018 and 2017 are due to costs associated with professional fees, our transfer agent, investor relations, stock-based compensation for services and loss on settlement of debt.

Three Months Ended September 30, 2019 Compared to Three Months Ended September 30, 2018

Revenues

Our revenue for three months ended September 30, 2019 was $0, compared to $77,631 the three months ended September 30, 2018. During the year ended December 31, 2018, 100% of revenue was earned from one customer. The contract with the customer ended in November 2018.

Operating Expenses

Our general and administrative expense for the three months ended September 30, 2019 was $1,200,174, compared to $2,889,262 for the three months ended September 30, 2018, respectively. The decrease in general and administrative expense is primarily due to a decrease in consulting and stock-based compensation.

General and administrative expense includes stock-based compensation – salaries for the three months ended September 30, 2019 and 2018 which comprises of 50,000 and 22,048 shares of common stock valued at $765,000 and $663,638, respectively for salaries to our Chief Executive Officer. An additional 24,387 shares of common stock were issued to the Chief Executive Officer to settled $151,200 of salary due for the period from July 1, 2019 to June 30, 2020.

General and administrative expense also includes stock-based compensation – consulting for the three months ended September 30, 2019 and 2018 which comprises of 0 and 58,000 shares of common stock to be issued valued at $0 and $1,745,800, respectively for legal services.

Other Income (Expense)

Amortization of debt discount and interest expense for the three months ended September 30, 2019 was $41,416, compared to $28,754 for the three months ended September 30, 2018. The increase in interest expense is primarily due to the issuance of two non-redeemable convertible notes on January 31, 2019 with a total issue price of $127,853 and the issuance of a convertible note on March 1, 2019 for $175,000 in cash.

During the three months ended September 30, 2019 the Company elected to convert $1,000 of principal and interest of a non-redeemable convertible note into 10,000 shares of common stock of the Company resulting in a loss on settlement of debt of $132,600. The Holder of the convertible note also elected to convert 8,600 shares of the Company with a fair value of $63,160 resulting in a gain on settlement of debt of $921.

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The other income from the change in fair value of derivative liability of $221,394 represents the decrease in the fair value of derivative liabilities between July 1, 2019 and September 30, 2019.

Net Income/Loss

Our net loss for three months ended September 30, 2019 was $1,151,875, compared to $4,745,085 for the three months ended September 30, 2018, respectively. Our losses during the three months ended September 30, 2019 and 2018 are primarily due to costs associated with professional fees, our transfer agent, investor relations, stock-based compensation for salaries, loss on settlement of debt and the issuance of a convertible note on March 1, 2019.

Nine Months Ended September 30, 2019 Compared to Nine Months Ended September 30, 2018

Revenues

Our revenue for nine months ended September 30, 2019 was $0, compared to $352,788 the nine months ended September 30, 2018. During the year ended December 31, 2018, 100% of revenue was earned from one customer. The contract with the customer ended in November 2018.

Operating Expenses

Our operating expenses for the nine months ended September 30, 2019 was $2,413,793, compared to $3,751,131 for the nine months ended September 30, 2018, respectively. The decrease in general and administrative expense is primarily due to a decrease in consulting and stock-based compensation.

General and administrative expense includes stock-based compensation – salaries for the nine months ended September 30, 2019 and 2018 which comprises of 80,000 and 22,058 shares of common stock to be issued valued at $1,322,826 and $1,126,638, respectively for salaries to our Chief Executive Officer. An additional 24,387 shares of common stock were issued to the Chief Executive Officer to settled $151,200 of salary due for the period from July 1, 2019 to June 30, 2020.

General and administrative expense also includes stock-based compensation – consulting for the nine months ended September 30, 2019 and 2018 which comprises of 200 and 58,000 shares of common stock to be issued valued at $15,000 for legal services and $1,745,800 for consulting services, respectively.

Other Income (Expense)

Amortization of debt discount and interest expense for the nine months ended September 30, 2019 was $108,003, compared to $74,493 for the nine months ended September 30, 2018. The increase in interest expense is primarily due to the issuance of two non-redeemable convertible notes on January 31, 2019 with a total issue price of $127,853 and the issuance of a convertible note on March 1, 2019 for $175,000 in cash.

During the nine months ended September 30, 2019 the Company elected to convert $2,420 of principal and interest of a non-redeemable convertible note into 24,200 shares of common stock of the Company resulting in a loss on settlement of debt of $1,129,180. The Holder of the convertible note also elected to convert 8,600 shares of the Company with a fair value of $63,160 resulting in a gain on settlement of debt of $921.

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Initial derivative expense of $274,717 represents the difference between the fair value of the total embedded derivative and warrant liability of $449,717 and the cash received of $175,000 for the convertible note issued on March 1, 2019.

The other income from the change in fair value of derivative liability of $116,056 represents the decrease in the fair value of derivative liabilities between March 1, 2019 and September 30, 2019.

Net Income/Loss

Our net loss for nine months ended September 30, 2019 was $3,808,716, compared to $5,701,936 for the nine months ended September 30, 2018, respectively. Our losses during the nine months ended September 30, 2019 and 2018 are primarily due to costs associated with professional fees, our transfer agent, investor relations, stock-based compensation for salaries, loss on settlement of debt and the issuance of a convertible note on March 1, 2019.

Liquidity and Capital Resources

As of September 30, 2019, we had cash of $2,394 and total liabilities of $1,295,984. The Company’s financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. During the nine months ended September 30, 2019, the Company incurred a net loss of $3,808,716 and used cash in operating activities of $403,718, and at September 30, 2019, had a stockholders’ deficit of $1,282,492. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The Company’s independent registered public accounting firm, in their report on the Company’s financial statements for the year ending December 31, 2018, expressed substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

Over the next 12 months we expect to expend approximately $50,000 in cash for legal, accounting and related services and an additional $150,000 in cash to implement our business plan. We hope to be able to compensate our independent contractors with stock-based compensation, which will not require us to use our cash, although there can be no assurances that we will be successful in these efforts.

On May 8, 2019, the Company filed an offering statement on Form 1-A (File No. 024-10985) to offer and sell up to 200 million shares of common stock for $0.05 per share under Tier 2 of Regulation A promulgated under the Securities Act. The offering statement was deemed qualified by the SEC on June 10, 2019. The Company sold an aggregate of 2,230 shares of common stock pursuant to the offering statement and has since abandoned the offering statement.

On January 20, 2020 (“Effective Date”), the Company entered into an Equity Purchase Agreement, dated as of January 20, 2020, with Crown Bridge Partners, LLC, a New York limited liability company (“Selling Stockholder”), providing that, upon the terms and subject to the conditions thereof, Selling Stockholder is committed to purchase, on an unconditional basis, shares of common stock (“Put Shares”) at an aggregate price of up to $5,000,000. Pursuant to the terms of the equity purchase agreement, the purchase price for each of the Put Shares equals 82% of the lesser of the (i) “Market Price,” which is defined as the lowest traded price for any trading day during the ten (10) trading days immediately preceding the respective Put Date, or (ii) “Valuation Price,” which is defined as the lowest traded price during the seven trading days following the clearing date associated with the applicable put notice (“Put Notice”). The term of the Equity Purchase Agreement commenced on the Effective Date and ends on the earlier of (i) the date on which the Selling Stockholder purchases all of the Put Shares; (ii) December 30, 2022, or (iii) written notice of termination by the Company to the Selling Stockholder (which shall not occur at any time that the Selling Stockholder holds any of the Put Shares). We believe that if we raise at least $200,000 under the Equity Purchase Agreement, we will be able to fund our operations for the next 12 months.

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Historically, we have completely dependent upon the willingness of our management to fund our initial operations by way of loans from our Chief Executive Officer, shareholders and others. We do not have any written or oral agreements with any third parties which require them to fund our operations and there can be no assurances that we will be able to obtain such funds.

As of September 30, 2019 and December 31, 2018, promissory notes with principal and interest totaling $249,137 and $0, respectively, were outstanding. Promissory notes bear interest of 10% per annum, unsecured and mature on December 31, 2021. Included in promissory notes is principal and interest of $172,874 due to Nadav Elituv, the Company's Chief Executive Officer.

•	On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $106,968 issued by the Company during the period of January 3, 2018 to December 28, 2018. The issue price of the Note is $106,968 with a face value of $128,362 and the Note has an original maturity date of December 31, 2019 which is subject to automatic renewal. On September 30, 2019, the Company and Stuart Turk entered into an Agreement to change the original maturity date of the Note to December 31, 2021. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2022. The outstanding face value of the Note shall increase by another 20% on January 1, 2023 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $15,501 and $0 for the nine months ended September 30, 2019 and 2018, respectively and $5,893 and $0 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $122,469 (face value of $128,362 less $5,893 unamortized discount) and $0, respectively.

•	On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd. to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $20,885 issued by the Company during the period of January 23, 2018 to October 16, 2018. The issue price of the Note is $20,885 with a face value of $25,062 and the Note has an original maturity date of December 31, 2019 which is subject to automatic renewal. On September 30, 2019, the Company and The Cellular Connection Ltd. entered into an Agreement to change the original maturity date of the Note to December 31, 2021. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2022. The outstanding face value of the Note shall increase by another 20% on January 1, 2023 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $3,036 and $0 for the nine months ended September 30, 2019 and 2018, respectively and $1,154 and $0 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $23,921 (face value of $25,062 less $1,141 unamortized discount) and $0, respectively.

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•	On March 1, 2019, the Company entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund, LLC, (“Holder”) relating to the issuance and sale of a Senior Convertible Note (the “Note”) with an original principal amount of $200,000 less an original issue discount of $20,000 and transaction costs of $5,000 bearing a 7% annual interest rate and maturing September 1, 2020 for $175,000 in cash. The Note and accrued interest, at the option of the Holder, is convertible into common shares of the Company at $0.10 per share. After 180 days after the issue date, the Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at the lessor of (i) $0.10 per share or (ii) a variable conversion price calculated at 65% of the market price defined as the lowest trading price during the ten trading day period ending on the latest trading day prior to the conversion date. The Company may prepay the Note in cash, if repaid within 90 days of date of issue, at 115% of the original principal amount plus interest, between 90 days and 120 days at 120% of the original principal amount plus interest and between 120 days and 180 days at 130% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. During the three and nine months ended September 30, 2019, the Holder converted 8,600 shares of common stock with a fair value of $63,160 of the Company to settle principal of $40,314. At September 30, 2019, the Note was recorded at amortized cost of $14,578 comprised of principal of $159,686 plus accrued interest of $7,938 less debt discount of $153,046.

Off-Balance Sheet Transactions

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Financial Statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, inventories, impairment of long-term assets, stock-based compensation, income taxes and loss contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies, among others, may be impacted significantly by judgment, assumptions and estimates used in the preparation of the Financial Statements:

Stock-based Compensation

The Company accounts for stock incentive awards issued to employees and non-employees in accordance with FASB ASC 718, Stock Compensation. Accordingly, stock-based compensation is measured at the grant date, based on the fair value of the award. Stock-based awards to employees are recognized as an expense over the requisite service period, or upon the occurrence of certain vesting events. Additionally, stock-based awards to non-employees are expensed over the period in which the related services are rendered.

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In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, subject to certain exceptions. The Company early adopted ASU 2018-07 with respect to grants of shares of common stock of the Company made in June 2018. The early adoption of ASU 2018-07 did not have a material impact on the consolidated financial statements.

Prior to the early adoption of ASU 2018-07 in June 2018, stock-based awards granted to non-employees were accounted for in accordance with ASU 505-50 – Equity-Based Payments to Non-Employees (“ASU 505-50”). ASU 505-50 measures stock-based compensation at either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is completed.

Derivative Liability

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Paragraph 815-15-25-1 the conversion feature and certain other features are considered embedded derivative instruments, such as a conversion reset provision, a penalty provision and redemption option, which are to be recorded at their fair value as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The Company records the resulting discount on debt related to the conversion features at initial transaction and amortizes the discount using the effective interest rate method over the life of the debt instruments. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The Company follows ASC Section 815-40-15 (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 810-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

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The Company utilizes the binomial option pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The binomial option pricing model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time equal to the remaining contractual term of the instrument granted.

Revenue Recognition

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which we determine revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which we expect to be entitled in exchange for those goods or services. ASC 606 requires us to apply the following steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, we satisfy the performance obligation.

During the nine months ended September 30, 2019 and 2018, the Company had revenue of $0 and $352,788, respectively. During 2018 100% of revenue was earned from one customer. The contract with this customer ended in November 2018. The Company recognized revenue from services provided for brand awareness campaigns for the client and their products. Revenue is recognized based on time spent on the project at an agreed upon hourly rate and as recoverable disbursements are incurred.

Recent Accounting Pronouncements

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Executive Officers

Our bylaws state the number of the directors of the Company shall be determined by resolution of the Board of Directors. The Board of Directors currently consists of three (3) directors who are expected to hold office until our nest meeting of the shareholders. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified, or his earlier death, resignation or removal. Officers are elected by and serve at the discretion of the Board of Directors.

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of the date of this Prospectus:

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The names of our director and executive officers as of the date of this Prospectus, their respective ages, positions, and biographies are set forth below. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Position(s)
Nadav Elituv	56	CEO, President., Secretary, Treasurer and Director (Principal Executive Officer)
Steven Gryfe	50	Chief Financial Officer (Principal Financial and Accounting Officer)
Ryan Wilson	44	Director
Bradley Southam	47	Director

Professional Experience

The biographies of each executive officer below contain information regarding the person’s service as an executive officer, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable.

A description of the principal occupation for the past five years and summary of the experience of the directors and officers of the Company is as follows:

Nadav Elituv, President, Secretary, Treasurer & Director

Nadav Elituv has been serving as our Chief Executive Officer, President, Secretary, Treasurer and as a member of the Board of Directors since June 2014. Since August 2008, Mr. Elituv has served as the President and Founder of Imagin8. Imagin8 is a startup and leading developer of hand and body motion-based interactive digital technologies that are designed to enhance new consumer experiences from touch-screens to floor-screens. Mr. Elituv is the results-driven leader of an innovative digital technology enterprise, for over 20 years. With a track record for building, developing and motivating high-performance teams and is an expert in high-tech systems. This includes the design and implementation of computer-vision and gesture-recognition software. Mr. Elituv has solid career experience driving strategic initiatives and meeting critical business mandates.

Steven Gryfe, Chief Financial Officer

Steven Gryfe was appointed Chief Financial Officer on June 18, 2019. Mr. Gryfe has had a career over 20 years in the technology field in the roles of sales and marketing and as Chief Operating Officer of On the Go Technologies Group (“OTG”). While at OTG Mr. Gryfe was instrumental in its growth from revenue of $91,584 in 2003 to over $30 million in 2006. Mr. Gryfe was also President and CEO of HCQ Technologies from 2008 until 2011. He has also had an active role in community serving as President and GM of Toronto Avenue Road Hockey Association.

Ryan Wilson, Director

Ryan Wilson has been serving as a member of our Board of Directors since January 31, 2019. Mr. Wilson has an extensive career in the digital field spanning more than 20 years of his career advancing digital initiatives, with a track record that speaks for itself, including digital marketing, digital strategy and digital transformation through innovation for financial services. Most recently acting as Principal Consultant for e-commerce digital innovation at msg Global Solutions, starting back in May 2017, msg specializes in SAP enterprise implementations.  Prior to that, Ryan spent over 4 years defining the digital experiences for Ontario Teachers’ Pension Plan from March 2013 to May 2017 primarily influencing leadership teams and building implementation teams for site and app development. From developer to director Mr. Wilson has been involved in all aspects of digital development. Currently focusing on technologies such as Block Chains, NLP (natural language processing), AI and machine learning, at an insurrect innovation lab.  Using design thinking methodologies and an agile approach, Mr. Wilson’s career has centered around implementing pilot projects, planning migrations, post implementation iterations, risk planning, and digital transformation. As an avid investor, Mr. Wilson focuses heavily on the Cannabis sector, and follows the big 5 producers/ cultivators closely.  With a broad knowledge for the CBD industry and a solid understanding of ancillary product lines ranging from oils to edibles.  With a focus on the future Mr. Wilson sees a bright diverse need for both CBD products and THC based offerings for medicinal/ recreational use.

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Bradley Southam, Director

Bradley Southam was appointed to the Board of Directors on June 11, 2019. Mr. Southam has a career for over 19 years in the digital marketing, strategy and design services industry. Most recently he has been the owner and creative director of Linus Creative Services. Mr. Southam is the vice chair of the Cambridge Arts and culture advisory committee, and a board member of the grand river film festival. Previously Mr. Southam was creative director with “Go Motion and Design” a division of On the Go Technologies Group, which was a publicly traded company on the US OTC from 2005 to 2008. Mr. Southam follows the CBD industry and has a solid understanding of ancillary product lines, Mr. Southam sees a need for both CBD products for medicinal use.

Family Relationships

There are no family relationships between any of our officers and directors.

Significant Employees

We do not have any significant employees other than our current executive officers named in this Prospectus.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been personally involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;
●	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board of Directors currently does not have an independent Chairman. Our Chief Executive Officer acts as the Chairman of the Board. The Board determined that in the best interest of the Company the most effective leadership structure at this time is not to separate the roles of Chairman and Chief Executive Officer. A combined structure provides the Company with a single leader who represents the Company to our stockholders, regulators, business partners and other stakeholders, among other reasons set forth below. Should the Board conclude otherwise, the Board will separate the roles and appoint an independent Chairman.

●	This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company has benefited from this structure, and Mr. Elituv’s continuation in the combined role of the Acting Chairman and Chief Executive Officer is in the best interest of the stockholders.

●	The Company believes that the combined structure is necessary and allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman, President and Chief Executive Officer and other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.

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Independent Directors

Our Board of Directors has determined that Ryan Wilson and Bradley Southam are “independent directors” within the meaning of NASDAQ Marketplace Rule 5605(a)(2). As of January 20, 2020, our common stock is quoted on the OTC Pinks tier of the OTC Markets.

Committees of the Board

The Board of Directors has the responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee management of our company and, in so doing, serve the best interests of our company and our stockholders. Our full Board of Directors performs all of the functions normally designated to an Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. Our Board of Directors, which performs the functions of an audit committee, does not have a member who would qualify as an “audit committee financial expert” within the definition of Item 407(d)(5)(ii) of Regulation S-K.

Procedure of Nominating Directors

There have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

The Board of Directors will consider candidates for director positions that are recommended by any of our stockholders. The recommended candidate should be submitted to us in writing addressed to 33 Davies Ave., Toronto, Ontario M4M 2A9, Canada. The recommendation shall include the following information: name of candidate; address, phone, and fax number of candidate; a statement signed by the candidate certifying that the candidate wishes to be considered for nomination to our Board of Directors and stating why the candidate believes that he or she meets the director qualification criteria and would otherwise be a valuable addition to our Board of Directors; a summary of the candidate's work experience for the prior five years and the number of shares of our stock beneficially owned by the candidate.

The Board will evaluate the recommended candidate and will determine whether or not to proceed with the candidate in accordance with our procedures. We reserve the right to change our procedures at any time to comply with the requirements of applicable laws.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We will provide a copy of our Code of Ethics to any person, free of charge, upon written request to Nadav Elituv at Two Hands Corporation, 33 Davies Ave., Toronto, Ontario M4M 2A9, Canada.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation

The following table provides information as to the compensation of our “named executive officers” for the past two fiscal years under Item 402(m) of Regulation S-K.

SUMMARY COMPENSATION TABLE
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Nadav Elituv	2018	$75,600	$0	$1,410,174	$0	$0	$0	$0	$1,485,774
(President and Chief Executive Officer)	2017	$180,000	$0	$463,750	$0	$0	$0	$0	$643,750

Steven Gryfe	2018	$0	$0	$0	$0	$0	$0	$0	$0
(Chief Financial Officer) (1)	2017	$0	$0	$0	$0	$0	$0	$0	$0

(1) Mr. Gryfe was appointed as Chief Financial Officer on June 18, 2019.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Outstanding Equity Awards at Fiscal Year-End

At December 31, 2018, there were no unexercised options and no equity incentive plan awards for each name executive officer. At December 31, 2018, there were 18,532 shares of common stock of the Company, under the Chief Executive Officer’s employment agreement, which were not vested.

We do not have any qualified or non-qualified defined benefit plans or nonqualified defined contribution plans or other deferred compensation plans. There are no contracts, agreements, plans or arrangements that provide for payment to our named executive officer following or in connection with the resignation, retirement or termination of the named executive officer, a change in control of our Company, or a change in the named executive officer's responsibilities following a change in control.

Employment Agreements

On July 1, 2016, the Company executed an employment agreement for the period from July 1, 2016 to June 30, 2017 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 0.015 shares of Common Stock of the Company with a fair value of $1,500 ($100,000 per share) and an annual salary of $360,000 payable monthly on the first day of each month from available funds.

On July 1, 2017, the Company executed an employment agreement for the period from July 1, 2017 to June 30, 2018 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 20 shares of Common Stock of the Company with a fair value of $926,000 ($46,300 per share).

On September 10, 2018, the Company executed an employment agreement for the period from July 1, 2018 to June 30, 2019 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 50,000 shares of Common Stock of the Company and an annual salary of $151,200 payable monthly on the first day of each month from available funds.

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On September 10, 2019, the Company executed an employment agreement for the period from July 1, 2019 to June 30, 2020 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 50,000 shares of Common Stock of the Company and an annual salary of $151,200 payable monthly on the first day of each month from available funds.

Compensation of Directors

The following table summarizes compensation paid to all of our directors who were not our named executive officers during the fiscal year ended December 31, 2018:

Name	Fees Earned of Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brandon Milner (Former Director)	$0	$481,600	$0	$0	$481,600
Grant Stummer (Former Director)	$0	$0	$0	$0	$0

On September 10, 2018, the Company issued 16,000 shares of common stock valued at $481,600 ($30.10 per share) to the Brandon Milner, a Director of the Company.

Director Compensation

We did not provide any cash compensation to directors for their service as directors during the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 20, 2020, as to shares of our shares of common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our shares of common stock, (2) our named executive officer listed in the summary compensation table, (3) each of our directors and (4) all of our directors and executive officers as a group.

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We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Common Stock		Series A Convertible Preferred Stock
Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class (2)	Number of Shares Beneficially Owned	Percentage of Class (3)

Nadav Elituv, Chief Executive Officer and Director	31,000,000 (4)	84.90%	30,000 (5)	100%

Ryan Wilson, Director	1,000,000	15.36%	0	-

Bradley Southam, Director	1,000,000	15.36%	0	-

Steven Gryfe, CFO	1,000,000	15.36%	0	-

All directors and executive officers (4 persons)	34,000,000 (4)	93.12%	30,000	100%

Notes:

(1)	Unless otherwise noted, the address of the reporting person is c/o Two Hands Corporation, 33 Davies Ave., Toronto, Ontario M4M 2A9, Canada.

(2)	Based on 6,512,340 shares of common stock outstanding as of January 20, 2020 and shares of common stock that the reporting person has the right to acquire within 60 days from the date thereof.

(3)	Based on 30,000 shares of Series A Convertible Preferred Stock outstanding as of January 20, 2020.

(4)	Includes 30,000,000 shares of common stock issuable up on the conversion of 30,000 shares of Series A Convertible Preferred Stock. Each share of our Series A Convertible Preferred Stock converts into 1,000 shares of our common stock.

(5)	Holders of our Series A Convertible Preferred Stock have such number of votes as is determined by multiplying: (a) the number of shares of Series A Convertible Preferred Stock held by such holder; (b) 1,000 (number which each share of our Series A Convertible Preferred Stock converts into our common stock); and (c) 100. Accordingly, on any shareholders vote, Nadav Elituv has a total of 3,001,000,000 votes, and greater than 99% of the issued and outstanding voting stock of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

On April 28, 2015, the Board of Directors of the Company approved of the Company’s 2015 Stock Option Plan (the “2015 Plan”) to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. Pursuant to the 2015 Plan, the Board may grant incentive stock options, non-qualified stock options and stock appreciation rights to eligible persons. The maximum aggregate number of shares of common stock with respect to which awards granted under the Plan shall not exceed 1 (as adjusted for the 1-for-2,000, 1-for-500 and 1-for-1,000 reverse stock split on September 1, 2016, September 10, 2018 and December 12, 2019, respectively). As of December 31, 2018, awards for 1 share of common stock have been granted under the 2015 Plan and awards for 1 share of common stock remain available for grant. On May 6, 2015, the Company filed a Registration Statement on Form S-8 (File No: 333-203889) registering the shares of common stock issuable pursuant to the 2015 Plan under the Securities Act.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

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Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Policy Concerning Transactions with Related Persons

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our Directors or Executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

Transactions

As of December 31, 2018 and 2017, advances of $52,671 and $41,734, respectively, were due to Nadav Elituv, the Company's Chief Executive Officer. The balance is non-interest bearing, unsecured and have no specified terms of repayment. The advances were used to pay for operational costs and services.

Our policy with regard to transactions with related persons or entities is that such transactions must be on terms no less favorable than could be obtained from non-related persons.

The above related party transactions are not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of these transactions were more favorable than would have been attained if the transactions were negotiated at arm's length.

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Director Independence

Our Board of Directors has determined that Ryan Wilson and Bradley Southam are “independent directors” within the meaning of NASDAQ Marketplace Rule 5605(a)(2). As of January 20, 2020, our common stock is quoted on the OTC Pinks tier of the OTC Markets.

Indemnification

In accordance with the provisions in our Certificate of Incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our certificate of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this Prospectus is a part.

The Company filed a Certificate of Amendment to Certificate of Incorporation of the Company with the Secretary of State of Delaware on August 27, 2018 (the “Amendment”) thereby amending the authorized capitalization of the Company to consist of three billion (3,000,000,000) shares of common stock, par value $0.0001 per share, and 1 million (1,000,000) shares of “blank check” preferred stock par value $0.001 per share (the “Preferred Stock”) with such designations, rights and preferences as may be determined from time to time by the Board of Directors of the Company without stockholder approval.

As of January 20, 2020, the Company had 6,512,340 shares of common stock and 30,000 shares of Series A Convertible Preferred Stock outstanding, and 4,000 shares of Series B Convertible Preferred Stock outstanding.

Common Stock

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Stockholders may take action by written consent of over 50% of the issued and outstanding common stock of the Company.

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Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are not any provisions in our Certificate of Incorporation, as amended, or our Bylaws that would prevent or delay change in our control.

Preferred Stock

Under the terms of our Certificate of Incorporation, as amended, our Board of Directors is authorized to issue shares of Preferred Stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The purpose of authorizing our Board of Directors to issue Preferred Stock and determination its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Series A Convertible Preferred Stock

On August 6, 2013, the Company filed a Certificate of Designation with the Delaware Secretary of State thereby designating 2 hundred thousand (200,000) shares as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

On November 1, 2019, the Company issued 30,000 shares of Series A Preferred Stock for stock based compensation due to Nadav Elituv, the Chief Executive Officer of the Company.

Below is a summary of our Series A Preferred Stock. A copy of the Certificate of Designation is filed as an exhibit to the Registration Statement of which this Prospectus forms a part and is incorporated by reference herein.

Voting Rights:	Our Series A Preferred Stock has voting rights equal to a 1:100 basis, such that each share of Series A Preferred Stock is entitled to 100 votes in any vote of the Company’s common stockholders.

Dividends:	Holders of Series A Preferred Stock are not entitled to dividends. Such dividends are payable only as and if declared by the Company’s Board of Directors.

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Liquidation Rights:	Holders of Series A Preferred Stock are entitled to receive the amount payable in cash equal to the original purchase price paid by such holder for its shares of Series A Preferred Stock. After the payment of such amounts, remaining assets of the Company shall be distributed ratably to the holders of the Series A Preferred Stock and common stock of the Company.

Conversion:	Subject to certain conditions, our Series A Preferred Stock is entitled to conversion in to shares of common stock, at a ratio of 1 share of Series A Preferred Stock to 1,000 shares of common stock.

Protective Provisions:	Holders of Series A Preferred Stock are entitled to certain protective provisions relating to potential issuances of new shares of Series A Preferred Stock.

Ranking:	The Series A Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of common stock of the Company, and any other class or series of stock of the Company which by its terms shall rank junior to the Series A Preferred Stock, and (ii) rank junior to any other series or class of Preferred Stock of the Company and any other class or series of stock of the Corporation which by its term shall rank senior to the Series A Preferred Stock.

Series B Convertible Preferred Stock

On December 13, 2019, the Company filed a Certificate of Designation with the Delaware Secretary of State that has the effect of designating 100,000 shares of preferred stock as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

On December 19, 2019, the Company issued 4,000 shares of Series B Preferred Stock to Douglas Clark, Steve Roy and Michael Levine for business development services.

Each share of Series B Preferred Stock is convertible into 1,000 shares of common stock after the Series B Preferred Stock has been held for a period of not less than 1 year from the date of issuance. The Series B Preferred Stock does not have any voting rights.

Market Price, Dividends, and Related Stockholder Matters

Market

Our common stock currently trades on the OTC Pinks under the symbol “TWOH” and the closing bid price of our common stock on January 17, 2020 was $0.198. Our common stock currently trades on a sporadic and limited basis.

Record Holders

As of the date of this Prospectus, there were 47 stockholders of record.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Transfer Agent

The transfer agent and registrar, for our common stock and Series A Convertible Preferred Stock is Transhare Corporation. The transfer agent’s address is 2849 Executive Drive, Suite 200 Clearwater, FL 33762 and its telephone number is (303) 662-1112.

Options and Warrants

On April 28, 2015, the Board of Directors of the Company approved of the Company’s 2015 Stock Option Plan (the “2015 Plan”) to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. Pursuant to the 2015 Plan, the Board may grant incentive stock options, non-qualified stock options and stock appreciation rights to eligible persons. The maximum aggregate number of shares of common stock with respect to which awards granted under the Plan shall not exceed 1 (as adjusted for the 1-for-2,000, 1-for-500 and 1-for-1,000 reverse stock split on September 1, 2016, September 10, 2018 and December 12, 2019, respectively). As of December 31, 2018, awards for 1 share of common stock have been granted under the 2015 Plan and awards for 1 share of common stock remain available for grant. On May 6, 2015, the Company filed a Registration Statement on Form S-8 (File No: 333-203889) registering the shares of common stock issuable pursuant to the 2015 Plan under the Securities Act.

On March 1, 2019, the Company issued a Common Stock Purchase Warrant (the “Warrant”) to purchase 1,0000,000 shares of common stock of the Company from the date of issuance until March 1, 2021, for an exercise price of $0.20 per share, to Firstfire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Buyer”), in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. The Warrant was issued pursuant to a Securities Purchase Agreement with between the Company and the Buyer. relating to the issuance and sale of a Senior Convertible Note (the “Note”) of $200,000 in principal amount including $175,000 actual payment of purchase price with interest accruing on the outstanding principal amount of the Note at the rate of 7% per annum with accrual commencing on the date that the Note is fully funded. On March 12, 2019, the Company received $175,000 from the Buyer.

Anti-takeover Provisions

Summarized in the following paragraphs are provisions included in our Certificate of Incorporation, as amended, and our Bylaws that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.

•

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Certificate of Incorporation, as amended, grants our Board broad power to establish the rights and preferences of authorized and unissued shares of additional series of preferred stock. The creation and issuance of one or more additional series of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

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•	Cumulative Voting. Our Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the voting stock to elect some directors.

•	Vacancies. Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

•	Special Meeting of Stockholders. A special meeting of stockholders may be called by our Board or the Chairman of our Board and must be called by our Secretary at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

•	Bylaws. Our bylaws authorize the board of directors to adopt, repeal, alter or amend our bylaws without shareholder approval.

•	Removal. Except as otherwise provided, a director may be removed from office with or without cause at any special meeting of stockholders by the affirmative vote of at least a majority of the voting power and outstanding stock entitled to vote.

Registration Rights

Equity Line

On January 20, 2020 (“Effective Date”), the Company entered into that certain Registration Rights Agreement, dated as of January 20, 2020, with Crown Bridge Partners, LLC (the “Selling Stockholder”), pursuant to which the Company is obligated to file the Registration Statement to register the resale of the Commitment Shares and Put Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within 45 calendar days from the Effective Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Put Shares have been sold thereunder or pursuant to Rule 144.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholder.

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Common Stock Underlying Warrants

The holders of 1,000,000 shares of common stock underlying our outstanding warrants or their permitted transferees, are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions, we and the underwriters may limit the number of shares included in the underwritten offering if the underwriters believe that including these shares would adversely affect the offering.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time to time by the Selling Stockholder named in the table below of any or all of the common stock that has been or may be issued by us to the Selling Stockholder under the Equity Purchase Agreement. For additional information regarding the transaction relating to the issuance of common stock covered by this Prospectus, see “Management’s Discussion and Analysis of Results of Operation and Financial Condition – Liquidity and Capital Resources – Equity Purchase Agreement and Registration Rights Agreement” above. We are registering the common stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The table below presents information regarding the Selling Stockholder and the common stock that it may offer from time to time under the Equity Purchase Agreement under this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholder and reflects holdings as of January 20, 2020. As used in this Prospectus, the term “Selling Stockholder” includes the Selling Stockholder, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Common Stock to be Offered Pursuant to this Prospectus” represents all of the common stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes common stock with respect to which the Selling Stockholder has voting and investment power. With respect to the Equity Line with the Selling Stockholder, because the purchase price of the common stock issuable under the Equity Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Equity Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this Prospectus.

			Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus
Name of Selling Stockholder	Number of Common Stock Owned Prior to Offering			Number of Common Stock Owned after Offering
	Number	Percent		Number (1)		Percent
Crown Bridge Partners, LLC (2)			2,000,000	0	(3)	0%

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(1)	Assumes the sale of all shares being offered pursuant to this Prospectus.

(2)	The Selling Stockholder’s principal business is that of a private investment firm. We have been advised that the Selling Stockholder is not an independent broker-dealer, and that neither the Selling Stockholder nor any of its affiliates is an affiliate or an associated person of any independent broker-dealer. We have been further advised that Seth Adhoot of the Selling Stockholder, has sole voting and dispositive powers with respect to the common stock being registered for sale by the Selling Stockholder.

(3)	Based on 6,512,340 shares of common stock outstanding on the date of this Prospectus.

PLAN OF DISTRIBUTION

The Selling Stockholder, including any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby which were acquired under the Equity Purchase Agreement on the OTC Pinks or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices.  The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
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●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlements of short sales;

●	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;

●	combinations of any such methods of sale; or

●	any other methods permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.   The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

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We have agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person.  We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of January 20, 2020, there were 6,512,340 shares of common stock outstanding. The 2,000,000 shares of common stock being offered by this Prospectus will be freely tradable, other than those purchased by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. In addition, 430 outstanding shares of common stock were issued and sold by us in private transactions and those shares are, or will be, eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

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We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Philip Magri of Magri Law, LLC, Fort Lauderdale, FL 33334.

EXPERTS

Our balance sheets as of December 31, 2018 and December 31, 2017 and the related statement of operations, stockholders’ equity and cash flows for the years ended December 31, 2018 and 2017 included in this Prospectus have been audited by Sadler, Gibb & Associates, LLC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered for resale by this Prospectus. This Prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information relating to us and our common stock, reference is made to the registration statement, including its exhibits and schedules. Statements made in this Prospectus relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to or incorporated by reference into the registration statement for copies of the actual contract or document.

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The registration statement on Form S-1, of which this Prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

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 FINANCIAL STATEMENTS

TWO HANDS CORPORATION

INDEX

December 31, 2018 and 2017

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Two Hands Corporation:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Two Hands Corporation (“the Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2017.

Salt Lake City, UT

April 1, 2019

(January 21, 2020 to reflect the retroactive effect of the reverse stock split as disclosed in Note 7)

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TWO HANDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS

Current assets
Cash	$2,729	$18,771
Prepaid expense	424,745	—
Total current assets	427,474	18,771

Property and equipment, net	2,300	1,694

Total assets	$429,774	$20,465

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$70,062	$251,679
Non-redeemable convertible notes, net	489,610	164,763
Notes payable	127,853	258,995
Due to related party	52,671	41,734
Total current liabilities	740,196	717,171

Total liabilities	740,196	717,171

Commitments and Contingencies	—	—

Stockholder's deficit
Preferred stock; $0.001 par value; 1,000,000 shares authorized, 0 issued and outstanding	—	—
Common stock; $0.0001 par value; 3,000,000,000 shares authorized, 152,199 and 812 shares issued and outstanding, respectively	16	—
Shares to be issued	345,174	469,218
Additional paid-in capital	31,895,258	23,288,538
Accumulated deficit	(32,550,870)	(24,454,462)
Total stockholders' deficit	(310,422)	(696,706)

Total liabilities and stockholders' deficit	$429,774	$20,465

The accompanying footnotes are an integral part of these financial statements.

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TWO HANDS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2018	2017

Sales	$390,381	$43,466

Operating expenses
General and administrative	4,528,437	892,549
Research and development	361,200	—
Total expenses	4,889,637	892,549

Loss from operations	(4,499,256)	(849,083)

Other income (expense)
Amortization of debt discount and interest expense	(108,752)	(28,784)
Loss on settlement of debt	(3,488,400)	—
Total other income (expense)	(3,597,152)	(28,784)

Net loss	$(8,096,408)	$(877,867)

Net loss per common share - basic and diluted	$(177.18)	$(1,081.12)

Weighted average number of common shares outstanding - basic and diluted	45,695	812

The accompanying footnotes are an integral part of these financial statements.

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TWO HANDS CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the years ended December 31, 2018 and 2017

	Preferred Stock		Common Stock		Shares	Additional		Total Stockholders’
	Shares	Amount	Shares	Amount	to be Issued	Paid-in Capital	Accumulated Deficit	Equity (Deficit)
Balance, December 31, 2016	—	$—	812	$—	$5,468	$23,288,538	$(23,576,595)	$(282,589)

Stock-based compensation - officer	—	—	—	—	463,750	—	—	463,750
Net loss	—	—	—	—	—	—	(877,867)	(877,867)
Balance, December 31, 2017	—	—	812	—	469,218	23,288,538	(24,454,462)	(696,706)

Rounding at reverse split	—	—	2
Common stock issued for stock payable	—	—	20	—	(932,218)	932,218		—
Common stock issued to settle accounts payables and accrued liabilities	—	—	73	—	—	237,618		237,618
Common stock issued for prepaid services	—	—	38,120	4	—	1,437,796		1,437,800
Common stock issued for services	—	—	42,000	4	—	1,264,196		1,264,200
Common stock issued for officer and director compensation	—	—	36,000	4	—	1,083,596		1,083,600
Common stock issued for conversion of notes	—	—	35,172	4	—	3,651,296		3,651,300
Stock-based compensation - officer	—	—	—	—	808,174	—	—	808,174
Net loss	—	—	—	—	—		(8,096,408)	(8,096,408)
Balance, December 31, 2018	—	$—	152,199	$16	$345,174	$31,895,258	$(32,550,870)	$(310,422)

The accompanying footnotes are an integral part of these financial statements.

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TWO HANDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2018	2017
Cash flows from operating activities
Net loss	$(8,096,408)	$(877,867)
Adjustments to reconcile net loss
to cash (used in) provided by operating activities
Depreciation and amortization	1,138	283
Stock-based compensation	3,155,974	463,750
Amortization of debt discount	108,752	28,784
Loss on settlement of debt	3,488,400	—
Change in operating assets and liabilities
Accounts receivable	—	10,188
Prepaid expense	1,013,055	—
Accounts payable and accrued liabilities	93,800	213,448
Net cash used in operating activities	(235,289)	(161,414)

Cash flows from investing activities
Purchase of property and equipment	(1,743)	(1,977)
Net cash used in investing activities	(1,743)	(1,977)

Cash flow from financing activities
Advance by related party	127,043	39,881
Repayment of advances to related party	(153,906)	(12,946)
Proceeds from notes payable	247,853	153,947
Net cash provided by financing activities	220,990	180,882

Net change in cash	(16,042)	17,491

Cash, beginning of the year	18,771	1,280

Cash, end of the year	$2,729	$18,771

Cash paid during the year
Interest paid	$—	$—
Income taxes paid	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Issue of share for prepaid expense	$1,437,800	$—
Issue of shares to settle accounts payable and accrued liabilities	$237,618	$—
Issue of convertible notes to settle notes payable	$378,995	$—
Issue of shares to settle non-redeemable convertible notes	$162,900	$—
Issue of shares to settle shares to be issued	$932,218	$—
The accompanying footnotes are an integral part of these financial statements.

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Two Hands Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

NOTE 1 - NATURE OF OPERATIONS

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) (the "Company") was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31.

From inception (April 3, 2009) until June 30, 2014 our business was a product development firm creating products designed, prototyped and produced in numerous industries including consumer and household goods, office products, furniture, and toys.

On March 1, 2012 the Company entered into a license agreement with Szar International, Inc. (dba Cigar & Spirits Magazine) (“Cigar & Spirits”). The agreement granted the Company the right to market the products of Cigar & Spirits including but not limited to the sales, promotion, and advertising vehicles of the Magazine. On July 8, 2013, The Company received written notice that Cigar & Spirits will cancel the license agreement on August 1, 2013.

Since July 1, 2014, our business is a research and product development firm. Over the past few years we have specialized in computer vision and gesture recognition technologies. We have leveraged our relationship with our product development team of programmers and designers to implement our vision for building a state of the art co-parenting application.

The Two Hands Application launched on July 25, 2018.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

The Company is also in the business of working with other independent contractors to build brand awareness campaigns for clients and their products. The Company provides assistance in building brand awareness for the products it sells through its internet website, out-of-home, mobile, online and other media outlets as required. Additionally, the Company develops the creative media to support the client’s media buys. The Company also assists Clients in developing and assisting in matters of developing brand strategies and discussions pertaining thereof. The Company executes and/or oversee the research, planning, pricing, creative development, tracking and deployment of all online and out-of-home advertising projects needed to promote client products and services.

The operations of the business are carried on by a 100% owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheets and statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

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GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the year ended December 31, 2018, the Company incurred a net loss of $8,096,408 and used cash in operating activities of $235,289, and at December 31, 2018, had a stockholders’ deficit of $310,422. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The Company will be dependent upon the raising of additional capital through placement of its common stock in order to implement its business plan. There can be no assurance that the Company will be successful in this situation. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might result from this uncertainty. The Company is funding its initial operations by way of loans from its Chief Executive Officer and others, and the use of equity to pay some operating expenses. The Company's officers and directors have not committed to advancing certain operating costs of the Company.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, I8 Interactive Corporation. All intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense when incurred, while renewals and betterments that materially extend the life of an asset are capitalized.

The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized in the results from operations. Depreciation is provided over the estimated useful lives of the assets, which are as follows:

Computer equipment 50% declining balance over a three year useful life

In the year of acquisition, one half the normal rate of depreciation is provided.

REVENUE RECOGNITION

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which we determine revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which we expect to be entitled in exchange for those goods or services. ASC 606 requires us to apply the following steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, we satisfy the performance obligation.

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During the years ended December 31, 2018 and 2017, the Company had revenue of $390,381 and $43,466, respectively. During 2018 100% of revenue was earned from one customer. The contract with this customer ended in November 2018. The Company recognized revenue from services provided for brand awareness campaigns for the client and their products. Revenue is recognized based on time spent on the project at an agreed upon hourly rate and as recoverable disbursements are incurred.

RESEARCH AND DEVELOPMENT COSTS

We incurred research and development costs primarily to the development of Two Hands gone application. Research and development costs are comprised primarily of contract labor and services.

Software development costs are included in research and development and are expensed as incurred. FASB ASC Topic 350 Intangibles—Goodwill and Other requires that software development costs incurred subsequent to reaching technological feasibility be capitalized, if material. If the process of developing a new product or major enhancement does not include a detailed program design, technological feasibility is determined only after completion of a working model. To date, the period between achieving technological feasibility and the general availability of such software has been short, and the software development costs qualifying for capitalization have been insignificant. The Company recorded research and development expense of $361,200 and $0 for the years ended December 31, 2018 and 2017, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("FASB ASC") 740, Income Taxes. Under the assets and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

NET LOSS PER SHARE

Basic net income (loss) per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding for the period increased to include the number of additional common shares that would have been outstanding if potentially dilutive securities had been issued. At December 31, 2018 and 2017, we excluded the common stock issuable upon conversion of convertible promissory notes of 4,674,514,415 shares and 206,301,000 shares, respectively, as their effect would have been anti-dilutive.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in the Company’s functional currency which is the United States dollars. In accordance with FASB ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders' deficit, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

STOCK-BASED COMPENSATION

The Company accounts for stock incentive awards issued to employees and non-employees in accordance with FASB ASC 718, Stock Compensation. Accordingly, stock-based compensation is measured at the grant date, based on the fair value of the award. Stock-based awards to employees are recognized as an expense over the requisite service period, or upon the occurrence of certain vesting events. Additionally, stock-based awards to non-employees are expensed over the period in which the related services are rendered.

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In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees subject to certain exceptions. The Company early adopted ASU 2018-07 with respect to grants of shares of common stock of the Company made in June 2018. The early adoption of ASU 2018-07 did not have a material impact on the consolidated financial statements.

Prior to the early adoption of ASU 2018-07 in June 2018, stock-based awards granted to non-employees were accounted for in accordance with ASU 505-50 – Equity-Based Payments to Non-Employees (“ASU 505-50”). ASU 505-50 measures stock-based compensation at either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is completed.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments such as cash, accounts payable and accrued liabilities, non-redeemable convertible notes, notes payable and due to related parties are reported at cost, which approximates fair value due to the short-term nature of these financial instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company does not anticipate a material impact to its consolidated financial statements on adopting ASU 2016-02. However, the ultimate impact of adopting ASU 2016-02 will depend on the Company’s lease portfolio as of the adoption date.

In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees subject to certain exceptions. ASC 2018-07 expands the scope of ASC Topic 718, Compensation-Stock Compensation (“ASC 718”) to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance in ASC 505-50 by moving it to ASC 718. This amendment is effective beginning January 1, 2019. Early adoption is permitted, but no earlier than an entity’s adoption date of ASC 606. The Company early adopted ASU 2018-07 with respect to grants of shares of common stock of the Company made in June 2018.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 – NON-REDEEMABLE CONVERTIBLE NOTES

On June 10, 2014, the Company agreed to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable issued to The Cellular Connection Ltd. during the period from February 22, 2013 to June 10, 2014 with a total carrying value $42,189. The issue price of the Note is $42,189 with a face value of $54,193 and the Note has a maturity date of December 31, 2014. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2015. The outstanding face value of the Note shall increase by another 20% on January 1, 2016 and again on each one year anniversary of the Note until the Note has been paid in full. During 2014, 2015 and 2016, the Company elected to convert $56,182 of principal and interest into 41 shares of the Company’s common stock. During 2018, the Company elected to convert $6,900 of principal and interest into 23,092 shares of common stock of the Company at a fixed conversion prices of $0.10 per share. This conversion resulted in a loss on debt settlement of $3,103,200 due to the requirement to record the share issuance at fair value on the date the shares were issued. The consolidated statement of operations includes interest expense of $3,132 and $2,610 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $11,892 (face value of $11,892 less $0 unamortized discount) and $15,660 (face value of $15,660 less $0 unamortized discount), respectively.

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On September 1, 2016, Doug Clark, former Chief Executive Officer and related party, assigned the Side Letter Agreement (“Note”) dated June 10, 2014 with a total carrying value $382,016 to DC Design Inc. (“DC Design”). In addition on September 1, 2016, the Company entered into an amended Side Letter Agreement with DC Design to amend and add certain terms to the Side Letter Agreement and advances from the period from June 25, 2014 to December 24, 2014. Under the terms of the amended Side Letter Agreement, the issue price of the Note is $174,252 with an interest rate 20% per annum and maturity date of December 31, 2017. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.003 per share of the Company’s common stock. The modification of the Note has been accounted for as debt extinguishment and the issuance of a new debt instrument. Accordingly, in connection with extinguishment of the original debt, the Company recognized a $207,764 gain with a related party as an increase in additional paid-in capital in the consolidated statement of equity. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2018. The outstanding face value of the Note shall increase by another 20% on January 1, 2019 and again on each one year anniversary of the Note until the Note has been paid in full. During 2016, the Company elected to convert $60,000 of principal and interest of the non-redeemable convertible note due to DC Design into 40 shares of common stock of the Company. During 2018, the Company elected to convert $156,000 of principal and interest of a non-redeemable convertible note due to DC Design into 12,080 shares of common stock of the Company. These conversion resulted in a loss on debt settlement of $385,200 due to the requirement to record the share issuance at fair value on the date the shares were issued. The consolidated statement of operations includes interest expense of $29,821 and $26,173 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $22,923 (face value of $22,923 less $0 unamortized discount) and $149,102 (face value of $149,102 less $0 unamortized discount), respectively.

On January 8, 2018, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd., to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $14,930 issued by the Company during the period of June 2014 and December 2017. The issue price of the Note is $14,930 with a face value of $17,916 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $2,986 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $17,916 (face value of $17,916 less $0 unamortized discount) and $0, respectively.

On January 8, 2018, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk, to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $244,065 issued by the Company during the period of July 2014 and December 2017. The issue price of the Note is $244,065 with a face value of $292,878 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $48,813 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $292,879 (face value of $292,879 less $0 unamortized discount) and $0, respectively.

On April 12, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $45,000 issued by the Company during the period of March 19, 2018 to April 12, 2018. The issue price of the Note is $45,000 with a face value of $54,000 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $9,000 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $54,000 (face value of $54,000 less $0 unamortized discount) and $0, respectively.

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On May 10, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $35,000 issued by the Company on May 9, 2018. The issue price of the Note is $35,000 with a face value of $42,000 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $7,000 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $42,000 (face value of $42,000 less $0 unamortized discount) and $0, respectively.

On September 13, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $40,000 issued by the Company during the period of July 10 to September 13, 2018. The issue price of the Note is $40,000 with a face value of $48,000 and the Note has a maturity date of December 31, 2018. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. The consolidated statement of operations includes interest expense of $8,000 and $0 for the years ended December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017 the carrying amount of the Note is $48,000 (face value of $48,000 less $0 unamortized discount) and $0, respectively.

NOTE 4 - NOTES PAYABLE

As of December 31, 2018 and 2017, notes payable due to Stuart Turk, Jordan Turk and The Cellular Connection Limited, a corporation controlled by Stuart Turk, totaling $127,853 and $258,995, respectively, were outstanding. The balances are non-interest bearing, unsecured and have no specified terms of repayment.

NOTE 5 – DUE TO RELATED PARTY

As of December 31, 2018 and 2017, advances of $52,671 and $41,734, respectively, were due to Nadav Elituv, the Company's Chief Executive Officer. The balance is non-interest bearing, unsecured and have no specified terms of repayment.

Employment Agreements

On July 1, 2016, the Company executed an employment agreement for the period from July 1, 2016 to June 30, 2017 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 0.015 shares of Common Stock of the Company with a fair value of $1,500 ($100,000 per share) and an annual salary of $360,000 payable monthly on the first day of each month from available funds.

On July 1, 2017, the Company executed an employment agreement for the period from July 1, 2017 to June 30, 2018 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 20 shares of Common Stock of the Company with a fair value of $926,000 ($46,300 per share).

76

On September 10, 2018, the Company executed an employment agreement for the period from July 1, 2018 to June 30, 2019 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 50,000 shares of Common Stock of the Company and an annual salary of $151,200 payable monthly on the first day of each month from available funds.

Stock-based compensation – salaries expense related to these employment agreements for the years ended December 31, 2018 and 2017 is $1,410,174 and $463,750, respectively. Stock-based compensation – salaries expense is recognized ratably over the requisite service period. At December 31, 2018, 18,532 shares of common stock under the September 10, 2018 employment agreement has not vested.

NOTE 6 - INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2018	2017
Net loss before income taxes per consolidated financial statements	$(8,096,408)	$(877,867)
Income tax rate	21%	35%
Income tax recovery	(1,700,300)	(307,300)
Non-deductible share-based payments	662,800	162,300
Non-deductible interest	22,800	10,100
Loss on settlement of debt	732,600	—
Valuation allowance change	282,100	134,900
Income tax expense (recovery)	$—	$—

The significant component of deferred income tax assets at December 31, 2018 and 2017 is as follows:

	2018	2017
Net operating loss carry-forward	$588,900	$306,800
Valuation allowance	(588,900)	(306,800)
Net deferred income tax asset	$—	$—

During the ended December 31, 2017, the deferred tax asset was decreased by $201,400 for the reduction in the enacted U.S Federal corporate tax rate from 35% in 2017 to 21% in 2018.

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2018 and 2017 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2018 and 2017 and no interest or penalties have been accrued as of December 31, 2018 and 2017. As of December 31, 2018 and 2017, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2009 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 7 - STOCKHOLDERS' EQUITY

77

The Company is authorized to issue an aggregate of 3,000,000,000 common shares with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.0001 per share. On August 6, 2013, the Company filed a Certificate of Designation with the Delaware Secretary of State thereby designating two hundred thousand (200,000) shares as Series A Convertible Preferred Stock. No preferred shares have been issued.

On August 20, 2018, pursuant to stockholder consent, our Board of Directors authorized an amendment (the "Amendment") to our Certificate of Incorporation, as amended, to affect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.0001, on a 1 for 500 basis. We filed the Amendment with the Delaware Secretary of State on August 27, 2018. On September 7, 2018 the Financial Industry Regulatory Authority, Inc. notified us that the reverse stock split would take effect on September 10, 2018. All common stock share and per-share amounts for all periods presented in these consolidated financial statements have been adjusted retroactively to reflect the reverse stock split.

On November 5, 2019, pursuant to stockholder consent, our Board of Directors authorized an amendment (the "Amendment") to our Certificate of Incorporation, as amended, to affect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.0001, on a 1 for 1,000 basis. We filed the Amendment with the Delaware Secretary of State on November 18, 2019. On December11, 2019 the Financial Industry Regulatory Authority, Inc. notified us that the reverse stock split would take effect on December 12, 2019. All common stock share and per-share amounts for all periods presented in these consolidated financial statements have been adjusted retroactively to reflect the reverse stock split.

During 2018, the Company elected to convert $162,900 of principal and interest of non-redeemable convertible notes into 35,172 shares of common stock of the Company valued at $3,651,300. The conversions resulted in a loss on settlement of debt of $3,488,400.

On February 7, 2018, the Company issued 50 shares of common stock valued at $190,000 ($3,800 per share) to settle accrued liabilities for salary of $180,000 and shares to be issued of $10,000 due to the Nadav Elituv, the Chief Executive Officer of the Company.

On May 22, 2018, the Company issued 17 shares of common stock to settle shares to be issued (stock payable) valued at $922,218, which has been recorded over the contract period ended June 30, 2018, for stock based compensation due to the Nadav Elituv, the Chief Executive Officer of the Company.

On May 22, 2018, the Company issued 26 shares of common stock valued at $57,618 ($2,250 per share) for accounts payable of $57,618.

On June 26, 2018, the Company issued 120 shares of common stock valued at $294,000 ($2,450 per share) for the services to be provided in a period of June 26, 2018 to December 31, 2018.

On September 10, 2018, the Company issued 20,000 shares of common stock valued at $602,000 ($30.10 per share) to the Nadav Elituv, the Chief Executive Officer of the Company for officer compensation.

On September 10, 2018, the Company issued 16,000 shares of common stock valued at $481,600 ($30.10 per share) to the Brandon Milner, a Director of the Company.

On September 10, 2018, the Company issued 18,000 shares of common stock valued at $541,800 ($30.10 per share) for the services to be provided in a period of September 10, 2018 to December 31, 2018.

On September 10, 2018, the Company issued 20,000 shares of common stock valued at $602,000 ($30.10 per share) for the services to be provided in a period of September 10, 2018 to September 10, 2019.

On September 10, 2018, the Company issued 42,000 shares of common stock valued at $1,264,200 ($30.10 per share) for the consulting services.

Shares to be issued

As at December 31, 2018 and 2017, the Company had total shares to be issued for 11,468 shares of common stock and 11 shares of common stock, respectively, for stock-based compensation –salaries (see Note 5).

78

2015 Stock Option Plan

On April 28, 2015, the Board of Directors of the Company approved of the Company’s 2015 Stock Option Plan (the “2015 Plan”) to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. Under the plan, a total of 1 share of authorized common stock have been reserved for issuance pursuant to grants approved by the Board of Directors. The plan requires stock options to have a maximum term of ten years and may be subject to certain vesting requirements. Stock options are to be priced at no less than 70% of the market value of the Company's common stock on the option's grant date. If a grant to a person who own shares representing more than 10% of the voting power of all classes of shares of the Company, stock options are to be priced at no less than 100% of the market value of the Company's common stock on the option's grant date. No stock options have been granted since the inception of the 2015 Plan. During the years ended December 31, 2016 and 2015, awards for 433 shares of common stock were granted and on December 31, 2018 a total of 1 share of common stock were available for grant. At December 31, 2018 and 2017, there were no outstanding stock awards.

NOTE 8 – SUBSEQUENT EVENTS

License

On January 17, 2019, the Company entered into an agreement to purchase a 100% interest in the Colombian License held by Plantro Inc S.A.S. The transaction is subject to the Purchaser’s satisfaction that it can acquire the License free and clear of all encumbrances, completion of due diligence, receipt of any third-party consents and there being no material adverse change in the License. The Company agreed to pay 10,000,000 (Ten Million) Restricted common shares of Two Hands Corporation and pay a Royalty of 15% of net income, calculated in accordance with US GAAP, earned from the License to Plantro Inc S.A.S. The Transaction was expected to close on February 15, 2019. On February 27, 2019, the Company announced the closing of the Transaction was extended to the week of April 4, 2019 to satisfy conditions placed on Plantro Inc S.A.S.

Non-redeemable Convertible Notes

On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $106,968 issued by the Company during the period of January 3, 2018 to December 28, 2018. The issue price of the Note is $106,968 with a face value of $128,362 and the Note has a maturity date of December 31, 2019. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2020. The outstanding face value of the Note shall increase by another 20% on January 1, 2021 and again on each one year anniversary of the Note until the Note has been paid in full.

On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd. to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $20,885 issued by the Company during the period of January 23, 2018 to October 16, 2018. The issue price of the Note is $20,885 with a face value of $25,062 and the Note has a maturity date of December 31, 2019. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2020. The outstanding face value of the Note shall increase by another 20% on January 1, 2021 and again on each one year anniversary of the Note until the Note has been paid in full.

Convertible Note

On March 1, 2019, the Company entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund, LLC, (“Holder”) relating to the issuance and sale of a Senior Convertible Note (the “Note”) with an original principal amount of $200,000 less an original issue discount of $20,000 and transaction costs of $5,000 bearing a 7% annual interest rate and maturing September 1, 2020 for $175,000 in cash. The Note and accrued interest, at the option of the Holder, is convertible into common shares of the Company at $0.10 per share. After 180 days after the issue date, the Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at the lessor of (i) $0.10 per share or (ii) a variable conversion price calculated at 65% of the market price defined as the lowest trading price during the ten trading day period ending on the latest trading day prior to the conversion date. The Company may prepay the Note in cash, if repaid within 90 days of date of issue, at 115% of the original principal amount plus interest, between 90 days and 120 days at 120% of the original principal amount plus interest and between 120 days and 180 days at 130% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. In conjunction with the issuance of the Note, the Company issued 1,000,000 warrants with an exercise price of $0.20 and a term of two years. The warrants are subject to down round and other anti-dilution protections.

Common Stock

On February 25, 2019, the Company elected to convert $900 of principal and interest of a non-redeemable convertible note due to The Cellular Connection Ltd. into 9,000 shares of common stock of the Company valued at $765,000 ($85.00 per share) at a fixed conversion price of $0.10 per share. The conversion resulted in a loss on settlement of debt of $764,100.

79

TWO HANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
ASSETS	(Unaudited)

Current assets
Cash	$2,394	$2,729
Taxes receivable	8,131	—
Prepaid expense	—	424,745
Total current assets	10,525	427,474

Property and equipment, net	2,967	2,300

Total assets	$13,492	$429,774

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$54,220	$70,062
Non-redeemable convertible notes, net	73,329	489,610
Due to related party	—	52,671
Notes payable	—	127,853
Convertible note, net	14,578	—
Derivative liabilities	271,229	—
Total current liabilities	413,356	740,196
Long-term liabilities
Promissory note	76,263	—
Promissory notes - related party	172,874	—
Non-redeemable convertible notes, net	633,491	—
Total long-term liabilities	882,628	—

Total liabilities	1,295,984	740,196

Commitments and Contingencies	—	—

Stockholder's deficit
Preferred stock; $0.001 par value; 1,000,000 shares authorized, 0 issued and outstanding	—	—
Common stock; $0.0001 par value; 3,000,000,000 shares authorized, 299,250 and 152,199 shares issued and outstanding, respectively	31	16
Shares to be issued	—	345,174
Additional paid-in capital	35,077,063	31,895,258
Accumulated deficit	(36,359,586)	(32,550,870)
Total stockholders' deficit	(1,282,492)	(310,422)

Total liabilities and stockholders' deficit	$13,492	$429,774

The accompanying footnotes are an integral part of these condensed financial statements.

80

TWO HANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018

Sales	$—	$77,631	$—	$352,788

Operating expenses
Bad debts	—	—	—	6,200
General and administrative	1,200,174	2,889,262	2,413,793	3,744,931
Total expenses	1,200,174	2,889,262	2,413,793	3,751,131

Loss from operations	(1,200,174)	(2,811,631)	(2,413,793)	(3,398,343)

Other income (expense)
Amortization of debt discount and interest expense	(41,416)	(28,754)	(108,003)	(74,493)
Loss on settlement of debt	(131,679)	(1,904,700)	(1,128,259)	(2,229,100)
Initial derivative expense	—	—	(274,717)	—
Change in fair value of derivative liabilities	221,394	—	116,056	—
Total other income (expense)	48,299	(1,933,454)	(1,394,923)	(2,303,593)

Net loss	$(1,151,875)	$(4,745,085)	$(3,808,716)	$(5,701,936)

Net loss per common share - basic and diluted	$(5.32)	$(149.74)	$(21.09)	$(504.91)

Weighted average number of common shares outstanding - basic and diluted	216,707	31,688	180,581	11,293

The accompanying footnotes are an integral part of these condensed financial statements.

81

TWO HANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the three and nine months ended September 30, 2019 and 2018
(Unaudited)

	Preferred Stock		Common Stock		Shares	Additional		Total
	Shares	Amount	Shares	Amount	to be Issued	Paid-in Capital	Accumulated Deficit	Stockholders' Deficit
Balance, December 31, 2017	—	$—	812	$—	$469,218	$23,288,538	$(24,454,462)	$(696,706)

Rounding at reverse split	—	—	2	—	—	—	—	—
Common stock issued for stock payable	—	—	20	—	(932,218)	932,218	—	—
Common stock issued to settle accounts payables and accrued liabilities	—	—	73	—	—	237,618	—	237,618
Common stock issued for prepaid	—	—	38,120	4	—	1,437,796	—	1,437,800
Common stock issued for services	—	—	42,000	4	—	1,264,196	—	1,264,200
Common stock issued for officer and director compensation	—	—	36,000	4	—	1,083,596	—	1,083,600
Common stock issued for conversion of notes	—	—	28,172	3	—	2,391,297	—	2,391,300
Stock-based compensation - officer	—	—	—	—	524,638	—	—	524,638
Net loss	—	—	—	—	—	—	(5,701,936)	(5,701,936)
Balance, September 30, 2018	—	$—	145,199	$15	$61,638	$30,635,259	$(30,156,398)	$540,514

	Preferred Stock		Common Stock		Shares	Additional		Total
	Shares	Amount	Shares	Amount	to be Issued	Paid-in Capital	Accumulated Deficit	Stockholders' Deficit
Balance, June 30, 2018	—	$—	1,197	$—	$—	$25,201,374	$(25,411,313)	$(209,939)

Rounding at reverse split	—	—	2	—	—	—	—	—
Common stock issued for prepaid	—	—	38,000	4	—	1,143,796	—	1,143,800
Common stock issued for services	—	—	42,000	4	—	1,264,196	—	1,264,200
Common stock issued for officer and director compensation	—	—	36,000	4	—	1,083,596	—	1,083,600
Common stock issued for conversion of notes	—	—	28,000	3	—	1,942,297	—	1,942,300
Stock-based compensation	—	—	—	—	61,638	—	—	61,638
Net loss	—	—	—	—	—	—	(4,745,085)	(4,745,085)
Balance, September 30, 2018	—	$—	145,199	$15	$61,638	$30,635,259	$(30,156,398)	$540,514

82

	Preferred Stock		Common Stock		Shares	Additional		Total
	Shares	Amount	Shares	Amount	to be Issued	Paid-in Capital	Accumulated Deficit	Stockholders' Deficit
Balance, December 31, 2018	—	$—	152,199	$16	$345,174	$31,895,258	$(32,550,870)	$(310,422)

Common stock issued for conversion of non-redeemable convertible notes	—	—	24,200	2	—	1,131,598	—	1,131,600
Common stock issued for conversion of convertible notes	—	—	8,600	1	—	63,159	—	63,160
Stock based compensation - consulting	—	—	200	—	(8,000)	15,000	—	7,000
Stock issued for debt settlement	—	—	5,910	1	—	31,911	—	31,912
Stock issued for debt settlement - officer	—	—	1,524	—	—	9,448	—	9,448
Stock based compensation - officer	—	—	104,387	11	(337,174)	1,819,189	—	1,482,026
Stock issued for cash	—	—	2,230	—	—	111,500	—	111,500
Net loss	—	—	—	—	—	—	(3,808,716)	(3,808,716)
Balance, September 30, 2019	—	$—	299,250	$31	$—	$35,077,063	$(36,359,586)	$(1,282,492)

	Preferred Stock		Common Stock		Shares	Additional		Total
	Shares	Amount	Shares	Amount	to be Issued	Paid-in Capital	Accumulated Deficit	Stockholders' Deficit
Balance, June 30, 2019	—	$—	197,009	$21	$—	$33,831,753	$(35,207,711)	$(1,375,937)

Common stock issued for conversion of non-redeemable convertible notes	—	—	10,000	1	—	133,599	—	133,600
Common stock issued for conversion of convertible notes			8,600	1		63,159		63,160
Stock issued for debt settlement	—	—	5,910	1	—	31,911	—	31,912
Stock issued for debt settlement - officer	—	—	1,524	—	—	9,448	—	9,448
Stock based compensation - officer	—	—	74,387	7	—	916,193	—	916,200
Stock issued for cash	—	—	1,820	—	—	91,000	—	91,000
Net loss	—	—	—	—	—	—	(1,151,875)	(1,151,875)
Balance, September 30, 2019	—	$—	299,250	$31	$—	$35,077,063	$(36,359,586)	$(1,282,492)

The accompanying footnotes are an integral part of these condensed financial statements.

83

TWO HANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(3,808,716)	$(5,701,936)
Adjustments to reconcile net loss
to cash (used in) provided by operating activities
Depreciation and amortization	949	808
Bad debt	—	6,200
Stock-based compensation	1,489,026	2,872,438
Amortization of debt discount	108,003	74,493
Loss on settlement of debt	1,128,259	2,229,100
Initial derivative expense	274,717	—
Change in fair value of derivative liabilities	(116,056)	—
Change in operating assets and liabilities
Accounts receivable	(8,131)	(40,032)
Prepaid expense	424,744	285,335
Accounts payable and accrued liabilities	103,487	73,610
Net cash used in operating activities	(403,718)	(199,984)

Cash flows from investing activities
Purchase of property and equipment	(1,616)	(1,743)
Net cash used in investing activities	(1,616)	(1,743)

Cash flow from financing activities
Advance by related party	93,488	59,668
Repayment of advances to related party	(51,253)	(66,990)
Proceeds from notes payable	183,644	195,691
Repayments of notes payable	(107,380)	—
Proceeds from convertible note	175,000	—
Proceeds from issuance of common stock	111,500	—
Net cash provided by financing activities	404,999	188,369

Net change in cash	(335)	(13,358)

Cash, beginning of the period	2,729	18,771

Cash, end of the period	$2,394	$5,413

Cash paid during the year
Interest paid	$—	$—
Income taxes paid	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Issue of shares for prepaid expense	$—	$1,437,800
Issue of shares to settle accounts payable and accrued liabilities	$41,360	$237,616
Issue of non-redeemable convertible notes to settle notes payable	$127,853	$378,995
Issue of shares to settle non-redeemable convertible notes	$1,131,600	$162,220
Issue of shares to settle convertible note	$63,160	$—
Issue of shares to settle shares to be issued	$911,000	$932,218
Transfer of trade accounts payable to due to related party	$11,817	$—
Transfer of accrued compensation to promissory note	$103,952	$—
Transfer of advances to promissory note	$68,924	$—
Transfer of notes payable to promissory note	$76,263	$—
Initial debt discount from derivative	$175,000	$—
The accompanying footnotes are an integral part of these condensed financial statements.

84

TWO HANDS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Two Hands Corporation (formerly Innovative Product Opportunities Inc.) (the "Company") was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31.

From inception (April 3, 2009) until June 30, 2014 our business was a product development firm creating products designed, prototyped and produced in numerous industries including consumer and household goods, office products, furniture, and toys.

On March 1, 2012 the Company entered into a license agreement with Szar International, Inc. (dba Cigar & Spirits Magazine) (“Cigar & Spirits”). The agreement granted the Company the right to market the products of Cigar & Spirits including but not limited to the sales, promotion, and advertising vehicles of the Magazine. On July 8, 2013, The Company received written notice that Cigar & Spirits will cancel the license agreement on August 1, 2013.

Since July 1, 2014, our business is a research and product development firm. Over the past few years we have specialized in computer vision and gesture recognition technologies. We have leveraged our relationship with our product development team of programmers and designers to implement our vision for building a state of the art co-parenting application.

The Two Hands Application launched on July 25, 2018.

On February 20, 2019, the Company announced the launch of its application, Two Hands Gone, a new encrypted messaging app.

The Company is also in the business of assisting clients in developing brand strategies. The Company executes and/or oversees the research, planning, pricing, creative development, tracking and deployment of all digital advertising projects needed to promote client products and services.

On January 17, 2019, the Company entered into an agreement to purchase a 100% interest in the Colombian License held by Plantro Inc S.A.S. The transaction is subject to the Company’s satisfaction that it can acquire the License free and clear of all encumbrances, completion of due diligence, receipt of any third-party consents and there being no material adverse change in the License. The Company has agreed to issue ten million (10,000,000) restricted shares of its common stock and pay a royalty of 15% of net income, calculated in accordance with US GAAP, earned from the License to Plantro Inc S.A.S. The transaction was originally expected to close on February 15, 2019. On February 27, 2019, the Company announced the closing of the transaction was extended to the week of April 4, 2019 to satisfy the conditions placed on Plantro Inc S.A.S. We currently believe that the transaction will close by the end of the first quarter of 2020.

The operations of the business are carried on by a 100% owned subsidiary, I8 Interactive Corporation, a company incorporated under the laws of Canada.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements of Two Hands Corporation have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the annual financial statements for the year ended December 31, 2018 of Two Hands Corporation in our Form 10-K filed on April 1, 2019.

The interim financial statements present the balance sheets, statements of operations, stockholders’ deficit and cash flows of Two Hands Corporation. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

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The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2019 and the results of operations and cash flows presented herein have been included in the financial statements. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

Reclassification

On the condensed consolidated statements of operations for the nine months ended September 30, 2018, stock-based compensation – salaries and stock-based compensation - services previously reported separately were combined and reported as general and administration expense.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the nine months ended September 30, 2019, the Company incurred a net loss of $3,808,716 and used cash in operating activities of $403,718, and at September 30, 2019, had a stockholders’ deficit of $1,282,492 These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The Company will be dependent upon the raising of additional capital through placement of its common stock in order to implement its business plan. There can be no assurance that the Company will be successful in this situation. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might result from this uncertainty. We are currently funding our operations by way of cash advances from our Chief Executive Officer, note holders, shareholders and others; however, we do not have any oral or written agreements with them or others to loan or advance funds to us. There can be no assurances that we will be able to receive loans or advances from them or other persons in the future.

PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, I8 Interactive Corporation. All intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense when incurred, while renewals and betterments that materially extend the life of an asset are capitalized.

The costs of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is recognized in the results from operations. Depreciation is provided over the estimated useful lives of the assets, which are as follows:

Computer equipment 50% declining balance over a three year useful life

In the year of acquisition, one half the normal rate of depreciation is provided.

REVENUE RECOGNITION

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In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which we determine revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which we expect to be entitled in exchange for those goods or services. ASC 606 requires us to apply the following steps: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, we satisfy the performance obligation.

During the nine months ended September 30, 2019 and 2018, the Company had revenue of $0 and $275,157, respectively. During 2018 100% of revenue was earned from one customer. The contract with this customer ended in November 2018. The Company recognized revenue from services provided for brand awareness campaigns for the client and their products. Revenue is recognized based on time spent on the project at an agreed upon hourly rate and as recoverable disbursements are incurred.

RESEARCH AND DEVELOPMENT COSTS

We incurred research and development costs primarily to the development of Two Hands gone application. Research and development costs are comprised primarily of contract labor and services.

Software development costs are included in research and development and are expensed as incurred. FASB ASC Topic 350 Intangibles—Goodwill and Other requires that software development costs incurred subsequent to reaching technological feasibility be capitalized, if material. If the process of developing a new product or major enhancement does not include a detailed program design, technological feasibility is determined only after completion of a working model. To date, the period between achieving technological feasibility and the general availability of such software has been short, and the software development costs qualifying for capitalization have been insignificant. The Company recorded research and development expense of $0 and $0 for the nine months ended September 30, 2019 and 2018, respectively.

DEBT DISCOUNT AND DEBT ISSUANCE COSTS

Debt discounts and debt issuance costs incurred in connection with the issuance of convertible notes are capitalized and amortized to interest expense based on the related debt agreements using the effective interest rate method. Unamortized discounts are netted against convertible notes.

DERIVATIVE LIABILITY

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Paragraph 815-15-25-1 the conversion feature and certain other features are considered embedded derivative instruments, such as a conversion reset provision, a penalty provision and redemption option, which are to be recorded at their fair value as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The Company records the resulting discount on debt related to the conversion features at initial transaction and amortizes the discount using the effective interest rate method over the life of the debt instruments. The conversion liability is then marked to market each reporting period with the resulting gains or losses shown in the statements of operations.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The Company follows ASC Section 815-40-15 (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 810-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

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The Company utilizes the binomial option pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The binomial option pricing model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time equal to the remaining contractual term of the instrument granted.

INCOME TAXES

The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("FASB ASC") 740, Income Taxes. Under the assets and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

NET LOSS PER SHARE

Basic net income (loss) per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding for the period increased to include the number of additional common shares that would have been outstanding if potentially dilutive securities had been issued. At September 30, 2019 and 2018, we excluded the common stock issuable upon conversion of non-redeemable convertible notes, convertible notes, stock payable and warrants of 7,120,538,388 shares and 4,674,514,415 shares, respectively, as their effect would have been anti-dilutive. At September 30, 2019, common stock equivalents exceeds authorized shares of common stock of the Company.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in the Company’s functional currency which is the United States dollars. In accordance with FASB ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders' deficit, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

STOCK-BASED COMPENSATION

The Company accounts for stock incentive awards issued to employees and non-employees in accordance with FASB ASC 718, Stock Compensation. Accordingly, stock-based compensation is measured at the grant date, based on the fair value of the award. Stock-based awards to employees are recognized as an expense over the requisite service period, or upon the occurrence of certain vesting events. Additionally, stock-based awards to non-employees are expensed over the period in which the related services are rendered.

In June 2018, the FASB issued ASU 2018-07—Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees subject to certain exceptions. The Company early adopted ASU 2018-07 with respect to grants of shares of common stock of the Company made in June 2018. The early adoption of ASU 2018-07 did not have a material impact on the consolidated financial statements.

Prior to the early adoption of ASU 2018-07 in June 2018, stock-based awards granted to non-employees were accounted for in accordance with ASU 505-50 – Equity-Based Payments to Non-Employees (“ASU 505-50”). ASU 505-50 measures stock- based compensation at either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is completed.

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FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The Company’s financial instruments such as cash, accounts payable and accrued liabilities, non-redeemable convertible notes, notes payable and due to related parties are reported at cost, which approximates fair value due to the short-term nature of these financial instruments.

Derivative liabilities are measured at fair value on a recurring basis using Level 3 inputs.

The following table presents assets and liabilities that are measured and recognized at fair value as of September 30, 2019 on a recurring basis:

	Level 1	Level 2	Level 3
Description	$	$	$
Derivative liabilities	—	—	271,229

RECENT ACCOUNTING PRONOUNCEMENTS

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 – NON-REDEEMABLE CONVERTIBLE NOTES

On June 10, 2014, the Company agreed to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable issued to The Cellular Connection Ltd. during the period from February 22, 2013 to June 10, 2014 with a total carrying value $42,189. The issue price of the Note is $42,189 with a face value of $54,193 and the Note has an original maturity date of December 31, 2014 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2015. The outstanding face value of the Note shall increase by another 20% on January 1, 2016 and again on each one year anniversary of the Note until the Note has been paid in full. During the nine months ended September 30, 2019, the Company elected to convert $1,820 of principal and interest into 18,200 shares of common stock of the Company at a fixed conversion prices of $0.10 per share. This conversion resulted in a loss on debt settlement of $1,092,580 due to the requirement to record the share issuance at fair value on the date the shares were issued. The condensed consolidated statement of operations includes interest expense of $1,779 and $2,343 for the nine months ended September 30, 2019 and 2018, respectively and $599 and $789 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $11,851 (face value of $12,450 less $599 unamortized discount) and $11,892 (face value of $11,892 less $0 unamortized discount), respectively.

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On September 1, 2016, Doug Clark, former Chief Executive Officer and related party, assigned the Side Letter Agreement (“Note”) dated June 10, 2014 with a total carrying value $382,016 to DC Design Inc. (“DC Design”). On September 1, 2016, the Company entered into an amended Side Letter Agreement with DC Design to amend and add certain terms to the Side Letter Agreement and advances from the period from June 25, 2014 to December 24, 2014. Under the terms of the amended Side Letter Agreement, the issue price of the Note is $174,252 with an interest rate 20% per annum and an original maturity date of December 31, 2017 which is subject to automatic renewal. In addition, on September 30, 2019, the Company and DC Design entered into an Agreement to change the original maturity date of the Note to December 31, 2021. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.003 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2022. The outstanding face value of the Note shall increase by another 20% on January 1, 2023 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $3,429 and $7,516 for the nine months ended September 30, 2019 and 2018, respectively and $1,156 and $22,304 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $26,352 (face value of $27,508 less $1,156 unamortized discount) and $22,923 (face value of $22,923 less $0 unamortized discount), respectively.

On January 8, 2018, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd., to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $14,930 issued by the Company during the period of June 2014 and December 2017. The issue price of the Note is $14,930 with a face value of $17,916 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. On September 30, 2019, the Company and The Cellular Connection Ltd. entered into an Agreement to change the original maturity date of the Note to December 31, 2021. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2022. The outstanding face value of the Note shall increase by another 20% on January 1, 2023 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $2,680 and $2,219 for the nine months ended September 30, 2019 and 2018, respectively and $903 and $767 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $20,596 (face value of $21,499 less $903 unamortized discount) and $17,916 (face value of $17,916 less $0 unamortized discount), respectively.

On January 8, 2018, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk, to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $244,065 issued by the Company during the period of July 2014 and December 2017. The issue price of the Note is $244,065 with a face value of $292,878 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. On September 30, 2019, the Company and Stuart Turk entered into an Agreement to change the original maturity date of the Note to December 31, 2021. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2022. The outstanding face value of the Note shall increase by another 20% on January 1, 2023 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $43,811 and $36,269 for the nine months ended September 30, 2019 and 2018, respectively and $14,764 and $12,544 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $336,690 (face value of $351,454 less $14,764 unamortized discount) and $292,879 (face value of $292,879 less $0 unamortized discount), respectively.

On April 12, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $45,000 issued by the Company during the period of March 19, 2018 to April 12, 2018. The issue price of the Note is $45,000 with a face value of $54,000 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2019. The outstanding face value of the Note shall increase by another 20% on January 1, 2020 and again on each one year anniversary of the Note until the Note has been paid in full. During the nine months ended September 30, 2019, the Company elected to convert $600 of principal and interest into 6,000 shares of common stock of the Company at a fixed conversion prices of $0.10 per share. This conversion resulted in a loss on debt settlement of $36,600 due to the requirement to record the share issuance at fair value on the date the shares were issued. The condensed consolidated statement of operations includes interest expense of $8,078 and $5,851 for the nine months ended September 30, 2019 and 2018, respectively and $2,722 and $3,149 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $61,478 (face value of $64,200 less $2,722 unamortized discount) and $54,000 (face value of $54,000 less $0 unamortized discount), respectively.

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On May 10, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $35,000 issued by the Company on May 9, 2018. The issue price of the Note is $35,000 with a face value of $42,000 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. On September 30, 2019, the Company and Jordan Turk entered into an Agreement to change the original maturity date of the Note to December 31, 2021. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2022. The outstanding face value of the Note shall increase by another 20% on January 1, 2023 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $2,117 and $4,259 for the nine months ended September 30, 2019 and 2018, respectively and $6,283 and $2,741 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $48,283 (face value of $50,400 less $2,117 unamortized discount) and $42,000 (face value of $42,000 less $0 unamortized discount), respectively.

On September 13, 2018, the Company entered into a Side Letter Agreement (“Note”) with Jordan Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $40,000 issued by the Company during the period of July 10 to September 13, 2018. The issue price of the Note is $40,000 with a face value of $48,000 and the Note has an original maturity date of December 31, 2018 which is subject to automatic renewal. On September 30, 2019, the Company and Jordan Turk entered into an Agreement to change the original maturity date of the Note to December 31, 2021. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2022. The outstanding face value of the Note shall increase by another 20% on January 1, 2023 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $7,180 and $1,248 for the nine months ended September 30, 2019 and 2018, respectively and $2,420 and $1,248 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $55,180 (face value of $57,600 less $2,420 unamortized discount) and $48,000 (face value of $48,000 less $0 unamortized discount), respectively.

On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with Stuart Turk to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $106,968 issued by the Company during the period of January 3, 2018 to December 28, 2018. The issue price of the Note is $106,968 with a face value of $128,362 and the Note has an original maturity date of December 31, 2019 which is subject to automatic renewal. On September 30, 2019, the Company and Stuart Turk entered into an Agreement to change the original maturity date of the Note to December 31, 2021. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2022. The outstanding face value of the Note shall increase by another 20% on January 1, 2023 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $15,501 and $0 for the nine months ended September 30, 2019 and 2018, respectively and $5,893 and $0 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $122,469 (face value of $128,362 less $5,893 unamortized discount) and $0, respectively.

On January 31, 2019, the Company entered into a Side Letter Agreement (“Note”) with The Cellular Connection Ltd. to amend and add certain terms to unsecured, non-interest bearing, due on demand notes payable totaling $20,885 issued by the Company during the period of January 23, 2018 to October 16, 2018. The issue price of the Note is $20,885 with a face value of $25,062 and the Note has an original maturity date of December 31, 2019 which is subject to automatic renewal. On September 30, 2019, the Company and The Cellular Connection Ltd. entered into an Agreement to change the original maturity date of the Note to December 31, 2021. At the option of the Company, the Company may convert principal and interest at a fixed conversion price of $0.0001 per share of the Company’s common stock. The Note allows for the lender to secure a portion of the Company assets up to 200% of the face value of the Note. If the Note is not paid on the maturity date, the outstanding face amount of the Note shall increase by 20% on January 1, 2022. The outstanding face value of the Note shall increase by another 20% on January 1, 2023 and again on each one year anniversary of the Note until the Note has been paid in full. The condensed consolidated statement of operations includes interest expense of $3,036 and $0 for the nine months ended September 30, 2019 and 2018, respectively and $1,154 and $0 for the three months ended September 30, 2019 and 2018, respectively. At September 30, 2019 and December 31, 2018, the carrying amount of the Note is $23,921 (face value of $25,062 less $1,141 unamortized discount) and $0, respectively.

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NOTE 4 – NOTES PAYABLE

As of September 30, 2019 and December 31, 2018, notes payable due to Stuart Turk, Jordan Turk and The Cellular Connection Limited, a corporation controlled by Stuart Turk, totaling $0 and $127,853, respectively, were outstanding. The balances are non-interest bearing, unsecured and have no specified terms of repayment. On September 30, 2019, the Company issued promissory notes to settle notes payable of $76,263 (See Note 5).

NOTE 5 – PROMISSORY NOTES

As of September 30, 2019 and December 31, 2018, promissory notes with principal and interest totaling $249,137 and $0, respectively, were outstanding. Promissory notes bear interest of 10% per annum, are unsecured and mature on December 31, 2021. Included in promissory notes is principal and interest of $172,874 due to Nadav Elituv, the Company's Chief Executive Officer.

NOTE 6 – CONVERTIBLE NOTE

On March 1, 2019, the Company entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund, LLC, (“Holder”) relating to the issuance and sale of a Senior Convertible Note (the “Note”) with an original principal amount of $200,000 less an original issue discount of $20,000 and transaction costs of $5,000 bearing a 7% annual interest rate and maturing September 1, 2020 for $175,000 in cash. The Note and accrued interest, at the option of the Holder, is convertible into common shares of the Company at $0.10 per share. After 180 days after the issue date, the Note together with any unpaid accrued interest is convertible into shares of common stock of the Company at the Holder’s option at the lessor of (i) $0.10 per share or (ii) a variable conversion price calculated at 65% of the market price defined as the lowest trading price during the ten trading day period ending on the latest trading day prior to the conversion date. The Company may prepay the Note in cash, if repaid within 90 days of date of issue, at 115% of the original principal amount plus interest, between 90 days and 120 days at 120% of the original principal amount plus interest and between 120 days and 180 days at 130% of the original principal amount plus interest. Thereafter, the Company does not have the right of prepayment. During the three and nine months ended September 30, 2019, the Holder converted 8,600 shares of common stock of the Company with a fair value of $63,160 to settle principal of $40,314. The conversions resulted in the settlement of derivative liabilities of $63,432 and a gain on settlement of debt of $921. At September 30, 2019, the Note was recorded at amortized cost of $14,578 comprised of principal of $159,686 plus accrued interest of $7,938 less debt discount of $153,046.

NOTE 7 - CONVERTIBLE PROMISSORY NOTE DERIVATIVE LIABILITY

The Senior Convertible Note with Firstfire Global Opportunities Fund, LLC with an issue date of March 1, 2019 was accounted for under ASC 815.  The variable conversion price is not considered predominantly based on a fixed monetary amount settleable with a variable number of shares due to the volatility and trading volume of the Company’s common stock. The Company’s convertible promissory note derivative liabilities have been measured at fair value at March 1, 2019, June 30, 2019 and September 30, 2019 using the binomial model.

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The inputs into the binomial models are as follows:

	March 1, 2019	June 30, 2019	September 30, 2019
Closing share price	$90.00	$69.00	$3.10
Conversion price	$36.40	$28.40	$1.80
Risk free rate	2.55%	2.00%	2.00%
Expected volatility	403%	407%	317%
Dividend yield	0%	0%	0%
Expected life	1.51 years	1.18 years	0.92 years

The fair value of the conversion option derivative liability was $380,919, of which $175,000 was recorded as a debt discount and the remainder of $205,919 was recorded as initial derivative expense, and $268,310 at March 1, 2019 and September 30, 2019, respectively. The decrease in the fair value of the conversion option derivative liability of $112,609 is recorded as a gain in the unaudited condensed consolidated statements of operations for the nine months ended September 30, 2019.

NOTE 8 – WARRANT LIABILITY

In conjunction with the issuance of the Senior Convertible Note with Firstfire Global Opportunities Fund, LLC (the “Note”) on March 1, 2019, the Company issued 1,000,000 warrants with an exercise price of $0.20 and a term of two years. The warrants are subject to down round and other anti-dilution protections. The warrant is tainted and classified as a liability as a result of the issuance of the Note since there is a possibility during the life of the warrant the Company would not have enough authorized shares available if the warrant is exercised. The Company’s warrant liability has been measured at fair value at March 1, 2019 and September 30, 2019 using the binomial model.

The inputs into the binomial models are as follows:

	March 1, 2019	June 30, 2019	September 30, 2019
Closing share price	$70.00	$69.00	$3.10
Exercise price	$0.20	$0.20	$0.20
Risk free rate	2.27%	2.00%	2.00%
Expected volatility	364%	376%	402%
Dividend yield	0%	0%	0%
Expected life	2.0 years	1.68 years	1.42 years

The fair value of the warrant liability is $68,798, which was recorded as initial derivative expense, and $2,919 at March 1, 2019 and September 30, 2019, respectively. The decrease in the fair value of the warrant liability of $65,879 is recorded as a gain in the unaudited condensed consolidated statements of operations for the nine months ended September 30, 2019.

NOTE 9 – RELATED PARTY TRANSACTIONS

As of September 30, 2019 and 2018, advances and accrued salary of $0 and $52,671, respectively, were due to Nadav Elituv, the Company's Chief Executive Officer. The balance is non-interest bearing, unsecured and have no specified terms of repayment. On September 30, 2019, the Company issued promissory notes to settle advances and accrued salary of $172,874 (See Note 5).

Employment Agreements

On July 1, 2017, the Company executed an employment agreement for the period from July 1, 2017 to June 30, 2018 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 20 shares of Common Stock of the Company with a fair value of $926,000 ($46,300 per share).

On September 10, 2018, the Company executed an employment agreement for the period from July 1, 2018 to June 30, 2019 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 50,000 shares of Common Stock of the Company and an annual salary of $151,200 payable monthly on the first day of each month from available funds.

On September 10, 2019, the Company executed an employment agreement for the period from July 1, 2019 to June 30, 2020 with Nadav Elituv, the Chief Executive Officer of the Company whereby the Company shall pay 50,000 shares of Common Stock of the Company and an annual salary of $151,200 payable monthly on the first day of each month from available funds.

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Stock-based compensation – salaries expense related to these employment agreements for the nine months ended September 30, 2019 and 2018 is $1,474,026 and $1,126,638, respectively. Stock-based compensation – salaries expense was recognized ratably over the requisite service period.

NOTE 10 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue an aggregate of 3,000,000,000 common shares with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.0001 per share.

On August 6, 2013, the Company filed a Certificate of Designation with the Delaware Secretary of State thereby designating two hundred thousand (200,000) shares as Series A Convertible Preferred Stock (“Series A Stock”). Each share of Series A Stock is (i) convertible into one thousand (1,000) shares of common stock of the Company and (ii) entitled to the number of votes equal to the aggregate number of shares of common stock into which the Holder’s share of Series A Stock is convertible, multiplied by one hundred (100).

On November 5, 2019, pursuant to stockholder consent, our Board of Directors authorized an amendment (the "Amendment") to our Certificate of Incorporation, as amended, to affect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.0001, on a 1 for 1,000 basis. We filed the Amendment with the Delaware Secretary of State on November 18, 2019. On December 11, 2019 the Financial Industry Regulatory Authority, Inc. notified us that the reverse stock split would take effect on December 12, 2019. All common stock share and per-share amounts for all periods presented in these consolidated financial statements have been adjusted retroactively to reflect the reverse stock split.

During the nine months ended September 30, 2019, the Company elected to convert $2,420 of principal and interest of non-redeemable convertible notes into 24,200 shares of common stock of the Company valued at $1,131,600. The conversions resulted in a loss on settlement of debt of $1,129,180.

During the nine months ended September 30, 2019, the Holder of the Convertible Note elected to convert $40,314 of principal and debt discount of $38,665 into 8,600 shares of common stock of the Company with a fair value of $63,160. The conversions resulted in the settlement of derivative liabilities of $62,432 and a gain on settlement of debt of $921.

During the nine months ended September 30, 2019, the Company issued 100 shares of common stock to settle shares to be issued (stock payable) valued at $8,000 ($80.00 per share).

During the nine months ended September 30, 2019, the Company issued 100 shares of common stock valued at $7,000 ($70.00 per share) for the services.

During the nine months ended September 30, 2019, the Company issued 5,910 shares of common stock valued at $31,912 ($5.40 per share), to settle accounts payable.

During the nine months ended September 30, 2019, the Company issued 30,000 shares of common stock to settle shares to be issued (stock payable) valued at $903,000 ($30.10 per share), which has been recorded ratably over the contract period of July 1, 2018 to June 30, 2019, for stock based compensation due to Nadav Elituv, the Chief Executive Officer of the Company.

During the nine months ended September 30, 2019, the Company issued 24,387 shares of common stock valued at $151,200 ($6.20 per share), to fully settle salary payable, for the period July 1, 2019 to June 30, 2020, due to Nadav Elituv, the Chief Executive Officer of the Company.

During the nine months ended September 30, 2019, the Company issued 50,000 shares of common stock valued at $765,000 ($15.30 per share) for stock based compensation due to Nadav Elituv, the Chief Executive Officer of the Company.

During the nine months ended September 30, 2019, the Company issued 1,524 shares of common stock valued at $9,448 ($6.20 per share), to settle advances payable due to Nadav Elituv, the Chief Executive Officer of the Company.

During the nine months ended September 30, 2019, the Company issued 2,230 shares of common stock for $111,500 in cash.

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Shares to be issued

As at September 30, 2019 and December 31, 2018, the Company had an obligation to issue 0 shares of common stock and 11,468 shares of common stock, respectively, for stock-based compensation –salaries (see Note 9).

2015 Stock Option Plan

On April 28, 2015, the Board of Directors of the Company approved of the Company’s 2015 Stock Option Plan (the “2015 Plan”) to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business. Under the plan, a total of 1 share of authorized common stock have been reserved for issuance pursuant to grants approved by the Board of Directors. The plan requires stock options to have a maximum term of ten years and may be subject to certain vesting requirements. Stock option are to be priced at no less than 70% of the market value of the Company's common stock on the option's grant date. If a grant to a person who own shares representing more than 10% of the voting power of all classes of shares of the Company, stock option are to be priced at no less than 100% of the market value of the Company's common stock on the option's grant date. No stock options have been granted since the inception of the 2015 Plan. During the years ended December 31, 2016 and 2015, awards for 433 shares of common stock were granted and on September 30, 2019 a total of 1 share of common stock available for grant. At September 30, 2019, there were no outstanding stock awards.

NOTE 11 - SUBSEQUENT EVENTS

From October 1, 2019 to November 8, 2019, the Company elected to convert $10,550 of principal and interest of non-redeemable convertible notes into 105,500 shares of common stock of the Company with a fair value of $170,150.

From October 1, 2019 to November 8, 2019, the Holder of the Convertible note elected to convert $41,130 of principal into 62,000 shares of common stock of the Company with a fair value of $80,800.

On November 1, 2019, the Company issued 30,000 shares of Series A Convertible Preferred Stock for stock based compensation due to Nadav Elituv, the Chief Executive Officer of the Company.

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Two Hands Corporation

2,000,000 Shares of

Common Stock

PROSPECTUS

_____________, 2020

Until ____________, 2020, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

Type	Amount
SEC registration fee	$50.00
Accounting fees and expenses*	3,000.00
Legal fees and expenses*	5,000.00
Printing expenses*	100.00
Miscellaneous fees and expenses*	250.00
Total expenses*	$8,400.00

*	Estimated

Item 14. Indemnification of Directors and Officers

Articles 7 and 8 of our Certificate of Incorporation, as amended, provide as follows:

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by director as a director. Notwithstanding the foregoing sentence, director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH: The Corporation shall have the right to Indemnify any and all directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Also, our Bylaws provide the following:

ARTICLE XI - INDEMNITY

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee or agent of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee or agent at the request of the corporation or any predecessor of the Corporation.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

During the period from January 1, 2020 through January 20, 2020 the Company:

●	Issued 245,000 shares of common stock, with a fair value of $18,375, for conversion of convertible notes.

During the period from January 1, 2019 through December 31, 2019 the Company:

●	Issued 354,700 shares of common stock, with a fair value of $1,351,700, for conversion of non-redeemable convertible notes.
●	Issued 337,600 shares of common stock, with a fair value of $208,551, for conversion of convertible notes.
●	Issued 200 shares of common stock, with a fair value of $15,000, for stock-based compensation – consulting.
●	Issued 5,910 shares of common stock, with a fair value of $31,912, for debt settlement.
●	Issued 1,524 shares of common stock, with a fair value of $9,448, debt settlement – officer.
●	Issued 3,938,055 shares of common stock, with a fair value of $2,940,548, for stock-based compensation – officer.
●	Issued 1,471,369 shares of common stock, with a fair value of $294,274, for stock-based compensation.
●	Issued 30,000 shares of Series A Convertible Preferred Stock, with a fair value of $33,000, for stock-based compensation – officer.
●	Issued 4,000 shares of Series B Convertible Preferred Stock, with a fair value of $1,520,000

During the year ended December 31, 2018 the Company:

●	Issued 20 shares of common stock, with a fair value of $932,218, to settle stock payable.
●	Issued 73 shares of common stock, with a fair value of $237,618, to settle accounts payable and accrued liabilities.
●	Issued 38,120 shares of common stock, with a fair value of $1,437,800, for prepaid services.
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●	Issued 42,000 shares of common stock, with a fair value of $1,264,200, for services.
●	Issued 36,000 shares of common stock, with a fair value of $1,083,600, for officer and director compensation.
●	Issued 35,172 shares of common stock, with a fair value of $3,651,300, for conversion of notes

During the year ended December 31, 2017 the Company did not issue securities that were not registered under the Securities Act.

During the year ended December 31, 2016 the Company:

●	Issued 240 shares of common stock, with a fair value of $256,000, for services.
●	Issued 160 shares of common stock, with a fair value of $111,214, to settle notes payable.
●	Issued 410 shares of common stock, with a fair value of $511,046, to settle officer compensation payable.

Unless otherwise provided, the issuances of the foregoing shares were exempt from the registration requirements of the Securities Act under Rule 506(b) of Regulation D and/or Section 4(a)(2) of the Securities Act. The certificates representing the foregoing shares were endorsed with the customary Securities Act restrictive legend.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

(B) Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)        The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on January 21, 2020.

TWO HANDS CORPORATION

By:	/s/ Nadav Elituv
Nadav Elituv
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Steven Gryfe
Steven Gryfe
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Nadav Elituv and Steven Gryfe, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadav Elituv	President, Secretary and Treasurer and Director (Principal Executive Officer)	January 21, 2020
Nadav Elituv

/s/ Steven Gryfe	Chief Financial Officer (Principal Financial and Accounting Officer)	January 21, 2020
Steven Gryfe

/s/ Ryan Wilson	Director	January 21, 2020
Ryan Wilson

/s/ Bradley Southam	Director	January 21, 2020
Bradley Southam

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PART III – EXHIBITS

Index to Exhibit

Exhibit No.:	Description of Exhibit:	Filed as an Exhibit and Incorporated by Reference Herein:
3.1	Certificate of Incorporation filed with the Delaware Secretary of State on April 3, 2009	Exhibit 3.1 to Form S-1 (File No.: 333-167667) filed June 22, 2010
3.2	Certificate of Amendment filed with the Delaware Secretary of State on August 8, 2019	Exhibit 3.3 to Form 10-Q (File No.: 333-167667) filed August 14, 2013
3.3	Certificate of Amendment filed with the Delaware Secretary of State on July 27, 2016	Exhibit 3.1 to Form 8-K (File No.: 333-167667) filed September 1, 2016
3.4	Certificate of Amendment filed with the Delaware Secretary of State on August 27, 2018	Exhibit 3.1 to Form 8-K (File No.: 333-167667) filed September 10, 2018
3.5	Certificate of Amendment filed with the Delaware Secretary of State on November 19, 2019	Exhibit 3.1 to Form 8-K (File No.: 000-56065) filed December 12, 2019
3.6	Series A Convertible Preferred Stock Certificate of Designation filed with the Delaware Secretary of State on August 6, 2013	Exhibit 4.2 to Form 10-Q (File No.: 333-167667) filed August 14, 2013
3.7	Series B Convertible Preferred Stock Certificate of Designation filed with the Delaware Secretary of State on December 13, 2019	Exhibit 3.1 to Form 8-K (File No.: 000-56065) filed December 19, 2019
3.8	Bylaws of the Registrant dated April 3, 2009	Exhibit 3.2 to Form S-1 (File No.: 333-167667) filed June 22, 2010
4.1	Common Stock Purchase Warrant, dated March 1, 2019, issued to Firstfire Global Opportunities Fund, LLC	Exhibit 10.3 to Form 8-K filed March 15, 2019
4.2	Registration Rights Agreement, dated January 20, 2020, between Two Hands Corporation and Crown Bridge Partners, LLC	Filed herewith
5.1	Opinion of Magri Law, LLC	Filed herewith
10.1	Agreement between Plantro Inc S.A.S and the Company dated January 17, 2019	Exhibit 10.1 to Form 8-K (File No.: 333-167667) filed January 17, 2019
10.2	Assignment of Lease, between Plantro Inc S.A.S and Correa Senior Y Cia effective April 1, 2019	Exhibit 1A-6B to Form 1-A (File No: 024-10985) filed April 10, 2019
10.3†	Employment Agreement, dated September 10, 2018, between Two Hands Corporation and Nadav Elituv	Exhibit 1A-6K to Form 1-A (File No: 024-10985) filed April 10, 2019
10.4	Securities Purchase Agreement, dated March 1, 2018, between the Two Hands Corporation and Firstfire Global Opportunities Fund, LLC	Exhibit 10.1 to Form 8-K filed March 15, 2019
10.5	$200,000 7% Senior Convertible Promissory Note, dated March 1, 2019, f/b/o Firstfire Global Opportunities Fund, LLC	Exhibit 10.2 to Form 8-K filed March 15, 2019
10.6	Equity Purchase Agreement, dated January 20, 2020, between Two Hands Corporation and Crown Bridge Partners, LLC	Filed herewith
21.1	Subsidiaries of the Registrant	Filed herewith
23.1	Consent of Sadler, Gibb & Associates, LLC	Filed herewith
23.2	Consent of Magri Law, LLC	Included in Exhibit 5.1 filed herewith
24.1	Power of Attorney	Included on Signature Page

† Includes management contracts and compensation plans and arrangements

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